EXHIBIT 10.201




                      Amended and Restated
                   Receivables Sale Agreement



                  Dated as of January 18, 2002



                              among



           Crompton & Knowles Receivables Corporation,
                         as the Seller,



                      Crompton Corporation,
                as the Initial Collection Agent,



                       ABN AMRO Bank N.V.,
                          as the Agent,



                     the Liquidity Providers
                 from time to time party hereto,



                       ABN AMRO Bank N.V.,
                        as the Enhancer,



                               and



                  Amsterdam Funding Corporation






                        Table of Contents

                                                             Page

Article I      Purchases from Seller and Settlements            1
   Section 1.1. Sales                                           1
   Section 1.2. Interim Liquidations.                           3
   Section 1.3. Section of Discount Rates and Tranche
                 Periods.                                       4
   Section 1.4. Fees and Other Costs and Expenses               5
   Section 1.5. Maintenance of Sold Interest; Deemed
                 Collection                                     5
   Section 1.6. Reduction in Commitments                        6
   Section 1.7. Repurchases.                                    6
   Section 1.8. Assignment of Purchase Agreements.              6
   Section 1.9. Extension of Liquidity Termination
                 Date                                           7

Article II     Sales to and from Amsterdam; Allocations         7
   Section 2.1. Required Purchases from Amsterdam               7
   Section 2.2. Purchases by Amsterdam                          9
   Section 2.3. Allocations and Distributions                   9

Article III    Administration and Collections                  11
   Section 3.1. Appointment of Collection Agent                11
   Section 3.2. Duties of Collection Agent                     12
   Section 3.3. Reports                                        12
   Section 3.4. Lock-Box Arrangements                          12
   Section 3.5. Enforcement Rights                             13
   Section 3.6. Collection Agent Fee                           13
   Section 3.7. Responsibilities of the Seller                 14
   Section 3.8. Actions by Seller                              14
   Section 3.9. Indemnities by the Collection Agent.           14

Article IV     Representations and Warranties                  15
   Section 4.1. Representations and Warranties                 15

Article V      Covenants                                       17
   Section 5.1. Covenants of the Seller                        17

Article VI     Indemnification                                 22
   Section 6.1. Indemnities by the Seller                      22
   Section 6.2. Increased Cost and Reduced Return              23
   Section 6.3. Other Costs and Expenses                       24
   Section 6.4. Withholding Taxes                              24
   Section 6.5. Payments and Allocations                       25

Article VII    Conditions Precedent                            25
   Section 7.1. Conditions to Closing                          25
   Section 7.2. Conditions to Each Purchase                    26

Article VIII   The Agent                                       27
   Section 8.1. Appointment and Authorization                  27
   Section 8.2. Delegation of Duties                           27
   Section 8.3. Exculpatory Provisions                         27
   Section 8.4. Reliance by Agent                              27
   Section 8.5. Assumed Payments                               28
   Section 8.6. Notice of Termination Events                   28
   Section 8.7. Non-Reliance on Agent and Other
                 Purchasers                                    28
   Section 8.8. Agent and Affiliates.                          29
   Section 8.9. Indemnification                                29
   Section 8.10.Successor Agent.                               29

Article IX     Miscellaneous                                   29
   Section 9.1. Termination                                    29
   Section 9.2. Notices                                        30
   Section 9.3. Payments and Computations                      30
   Section 9.4. Sharing of Recoveries                          30
   Section 9.5. Right of Setoff                                31
   Section 9.6. Amendments                                     31
   Section 9.7. Waivers                                        31
   Section 9.8. Successors and Assigns;
                 Participations; Assignments                   32
   Section 9.9. Intended Tax Characterization                  33
   Section 9.10.Waiver of Confidentiality                      33
   Section 9.11.Confidentiality of Agreement                   34
   Section 9.12.Agreement Not to Petition.                     34
   Section 9.13.Excess Funds                                   34
   Section 9.14.No Recourse                                    34
   Section 9.15.Limitation of Liability                        35
   Section 9.16.Headings; Counterparts.                        35
   Section 9.17.Cumulative Rights and Severability.            35
   Section 9.18.Governing Law; Submission to
                 Jurisdiction                                  35
   Section 9.19.Waiver of Trial by Jury                        35
   Section 9.20.Entire Agreement.                              35

Signature                                                      36





Schedules   Description

Schedule I  Definitions
Schedule II Liquidity Providers and Commitments of Committed
            Purchasers

Exhibits    Description

Exhibit A   Form of Incremental Purchase Request
Exhibit B   Form of Notification of Assignment from Amsterdam to
            the Committed Purchasers
Exhibit C   Form of Notification of Assignment from the
            Committed Purchasers to Amsterdam
Exhibit D-1 Form of Periodic Report
Exhibit D-2 Form of Daily Report
Exhibit E   Addresses and Names of Seller and Originator
Exhibit F   Subsidiaries
Exhibit G   Lock-Boxes and Lock-Box Banks
Exhibit H   Form of Lock-Box Letter
Exhibit I   Compliance Certificate
Exhibit J   Credit and Collection Policy

                      Amended and Restated
                   Receivables Sale Agreement



     This Amended and Restated Receivables Sale Agreement, dated as of January 18, 2002, among Crompton & Knowles Receivables Corporation, a Delaware corporation, as Seller (the "Seller"), Crompton Corporation, a Delaware corporation, as the initial Collection Agent (the "Initial Collection Agent"), ABN AMRO Bank N.V., as agent for the Purchasers (the "Agent"), the liquidity providers party hereto (the "Liquidity Providers"), ABN AMRO Bank N.V., as provider of the Program LOC (the "Enhancer"), and Amsterdam Funding Corporation ("Amsterdam"). Certain capitalized terms used herein, and certain rules of construction, are defined in Schedule I. The sole initial Liquidity Provider and the
Commitments   of   all  Committed  Purchasers   are   listed   on
Schedule II.

                      Preliminary Statement

     The   Seller,  Initial  Collection  Agent,  Amsterdam,   the
Enhancer, the Liquidity Provider and the Agent are parties to a Receivables Sale Agreement, dated as of December 11, 1998 (the
"Original Agreement"); and

     Subject to and upon the terms and conditions set forth herein, the parties desire to amend and restate the Original
Agreement in the form of this Agreement.

     Now, Therefore, in consideration of the mutual agreements contained herein and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                            Article I
              Purchases from Seller and Settlements

Section 1.1.  Sales.

    (a) The Sold Interest. Subject to the terms and conditions hereof, the Seller may, from time to time before the Liquidity Termination Date, sell to Amsterdam, or, only if Amsterdam declines to make the applicable purchase, ratably to the Committed Purchasers an undivided percentage ownership interest in the Receivables and all related Collections. Any such purchase (a "Purchase") shall be made by each relevant Purchaser remitting funds to the Seller, through the Agent, pursuant to
Section 1.1(c) or by the Collection Agent remitting Collections to the Seller pursuant to Section 1.1(d). The aggregate percentage ownership interest so acquired by a Purchaser in the Receivables and related Collections (its "Purchase Interest") shall equal at any time the following quotient:

                            I         +    PRP
                            ER

where:

         I        =         the  outstanding Investment  of  such
Purchaser at such time;

        ER        =    the Eligible Receivables
                       Balance at such time; and

       PRP        =     the Purchaser  Reserve
                        Percentage at such time.

Except during a Liquidation Period for a Purchaser, such Purchaser's Purchase Interest will change whenever its Investment, its Purchaser Reserve Percentage or the Eligible Receivables Balance changes. During a Liquidation Period for a Purchaser its Purchase Interest shall remain constant, except for redeterminations to reflect Investment acquired from or transferred to another Purchaser under Article II. The sum of all Purchasers' Purchase Interests at any time is referred to herein as the "Sold Interest", which at any time is the aggregate percentage ownership interest then held by the Purchasers in the Receivables and Collections.

     (b) Amsterdam Purchase Option and Other Purchasers' Commitments. Subject to Section 1.1(d) concerning Reinvestment Purchases, at no time will Amsterdam have any obligation to make a Purchase. Each Liquidity Provider and the Enhancer (together the "Committed Purchasers" and each a "Committed Purchaser") severally hereby agrees, subject to Section 7.2 and the other terms and conditions hereof, to make Purchases before the Liquidity Termination Date, based on its Ratable Share of each Purchase by the Committed Purchasers, to the extent its Investment would not thereby exceed its Commitment, the Aggregate Investment would not thereby exceed the Purchase Limit, and the Matured Aggregate Investment would not thereby exceed the Aggregate Commitments. Each Purchaser's first Purchase and each additional Purchase by such Purchaser not made from Collections pursuant to Section 1.1(d) is referred to herein as an "Incremental Purchase." Each Purchase made by a Purchaser with the proceeds of Collections in which it has a Purchase Interest, which does not increase the outstanding Investment of such Purchaser, is referred to herein as a "Reinvestment Purchase."

     (c) Incremental Purchases. In order to request an Incremental Purchase from a Purchaser, the Seller must provide to the Agent an irrevocable written request (including by telecopier or other facsimile communication) substantially in the form of Exhibit A, by 10:00 a.m. (Chicago time) three Business Days before the requested date (the "Purchase Date") of such Purchase, specifying the requested Purchase Date (which must be a Business
Day) and the requested amount (the "Purchase Amount") of such Purchase, which must be in a minimum amount of $1,000,000 and multiples thereof (or, if less, an amount equal to the Maximum Incremental Purchase Amount). An Incremental Purchase may only be requested from Amsterdam unless Amsterdam, in its sole discretion, determines not to make such Incremental Purchase in which case the Seller will automatically be deemed to have requested such Incremental Purchase from the Committed Purchasers. The Agent shall promptly notify the contents of any such request to each Purchaser from which the Purchase is requested. If Amsterdam determines, in its sole discretion, to make the requested Purchase, Amsterdam shall transfer to the
Agent's Account the amount of such Incremental Purchase on the requested Purchase Date. If Amsterdam refuses to make a requested Purchase, the Seller shall automatically be deemed to have requested the Incremental Purchase from the Committed Purchasers, subject to Section 7.2 and the other terms and conditions hereof, each Committed Purchaser shall transfer its Ratable Share of the requested Purchase Amount into the Agent's
Account by no later than 12:00 noon (Chicago time) on the Purchase Date. The Agent shall transfer to the Designated Account the proceeds of any Incremental Purchase delivered into the Agent's Account.

   (d) Reinvestment Purchases. Unless Amsterdam has provided to the Agent, the Seller, and the Collection Agent a notice still in effect that it no longer wishes to make Reinvestment Purchases (in which case Amsterdam's Reinvestment Purchases, but not those of the Committed Purchasers, shall cease), at any time before the Liquidity Termination Date when no Interim Liquidation is in effect, on each day that any Collections are received by the Collection Agent a Purchaser's Purchase Interest in such Collections shall automatically be used to make a Reinvestment Purchase by such Purchaser, but only to the extent such Reinvestment Purchase would not cause the Purchaser's Investment to increase above the amount of such Investment at the start of the day plus any Incremental Purchases made by the Purchaser on that day. Amsterdam may revoke any notice provided under the first sentence of this Section 1.1(d) by notifying the Agent, the Seller, and the Collection Agent that it will make Reinvestment Purchases.

    (e) Security Interest. To secure all of the Seller's obligations under the Transaction Documents, the Seller hereby grants to the Agent (for the benefit of the Purchasers) a security interest in all of the Seller's rights in the Receivables, the Collections, and the Lock- Box Accounts.

Section 1.2. Interim Liquidations. (a) Optional. The Seller may at any time direct that Reinvestment Purchases cease and that an Interim Liquidation commence for all Purchasers by giving the Agent and the Collection Agent at least three Business Days' written (including telecopy or other facsimile communication) notice specifying the date on which the Interim Liquidation shall commence and, if desired, when such Interim Liquidation shall cease before the Liquidity Termination Date (identified as a specific date or as when the Aggregate Investment is reduced to a specified amount). If the Seller does not so specify the date on which an Interim Liquidation shall cease, it may cause such Interim Liquidation to cease at any time before the Liquidity Termination Date, subject to Section 1.2(b) below, by notifying the Agent and the Collection Agent in writing (including by telecopy or other facsimile communication) at least three
Business Days before the date on which it desires such Interim Liquidation to cease.

     (b) Mandatory. If at any time before the Liquidity Termination Date any condition in Section 7.2 is not fulfilled, the Seller shall immediately notify the Agent and the Collection Agent, whereupon Reinvestment Purchases shall cease and an Interim Liquidation shall commence, which shall only cease upon the Seller confirming to the Agent that the conditions in
Section 7.2 are fulfilled.

Section  1.3.   Selection of Discount Rates and Tranche  Periods.
(a)(1) The provisions of this subsection (a)(1) shall apply to all Investment of Amsterdam funded with commercial paper issued on or before the Agent makes the election described in clause
(a)(2) below: All such Investment shall be allocated to one or more Tranches reflecting the Discount Rates at which such Investment accrues Discount and the Tranche Periods for which such Discount Rates apply. All such Investment of Amsterdam shall accrue Discount at the CP Rate. Each CP Tranche shall be in the minimum amount of $1,000,000 and in multiples thereof. All Discount accrued at the CP Rate during a Tranche Period shall be payable by the Seller on the last day of such Tranche Period;
(2) At the Agent's option, the Agent may notify the Seller that the provisions of this subsection (a)(2) shall apply to all Investment of Amsterdam funded with Pooled Commercial Paper issued after the Agent delivers a notice to the Seller that it elects to have the provisions of this clause (a)(2) to be applicable to the Investment of Amsterdam: The Seller shall pay Funding Charges with respect to Amsterdam's Purchase Interest for each day that any Investment in respect of such Purchase Interest is outstanding. Each such Purchase Interest will accrue Funding Charges each day based on the Pooled Allocation. On each Settlement Date the Seller shall pay to the Agent (for the benefit of Amsterdam) an aggregate amount equal to all accrued and unpaid Funding Charges in respect of such Purchase Interest for the immediately preceding Discount Period; (3) All Investment of the Committed Purchasers shall be allocated to one or more Tranches reflecting the Discount Rates at which such Investment accrues Discount and the Tranche Periods for which such Discount Rates apply. In each request for an Incremental Purchase from a Committed Purchaser and three Business Days before the expiration of any Tranche Period applicable to any Committed Purchaser's Investment, the Seller may request the Tranche Period(s) to be applicable to such Investment and the Discount Rate(s) applicable thereto. All Investment of the Committed Purchasers may accrue Discount at either the Eurodollar Rate or the Prime Rate, in all cases as established for each Tranche Period applicable to such Investment. Each Tranche shall be in the minimum amount of $1,000,000 and in multiples thereof or, in the case of Discount accruing at the Prime Rate, in any amount of Investment that otherwise has not been allocated to another Tranche Period. Any Investment of the Committed Purchasers not allocated to a Tranche Period shall be a Prime Tranche. During the pendency of a Termination Event, the Agent may reallocate any outstanding Investment of the Committed Purchasers to a Prime Tranche. All Discount accrued on the Investment of the Committed Purchasers during a Tranche Period shall be payable by the Seller on the last day of such Tranche Period or, for a Eurodollar Tranche with a Tranche Period of more than three months, 90 days after the commencement, and on the last day, of such Tranche Period.

    (b) The Agent shall allocate the Investment of Amsterdam to Tranche Periods in its sole discretion. If, by the time required in Section 1.3(a), the Seller fails to select a Discount Rate or Tranche Period for any Investment of the Committed Purchasers, such amount of Investment shall automatically accrue Discount at the Prime Rate for a three Business Day Tranche Period. Any
Investment  purchased  from Amsterdam pursuant  to  the  Transfer
Agreement shall accrue Discount at the Prime Rate and have an initial Tranche Period of three Business Days.

    (c) If the Agent or any Committed Purchaser determines (i) that maintenance of any Eurodollar Tranche would violate any applicable law or regulation, (ii) that deposits of a type and maturity appropriate to match fund any of such Purchaser's Eurodollar Tranches are not available or (iii) that the maintenance of any Eurodollar Tranche will not adequately and fairly reflect the cost of such Purchaser of funding Eurodollar Tranches, then the Agent, upon the direction of such Purchaser, shall suspend the availability of, and terminate any outstanding, Eurodollar Tranche so affected. All Investment allocated to any such terminated Eurodollar Tranche shall be reallocated to a Prime Rate Tranche.

Section 1.4. Fees and Other Costs and Expenses. (a) The Seller shall pay to the Agent (i) for the ratable benefit of the Liquidity Providers, such amounts as agreed to with the Liquidity Providers and the Agent in the Fee Letter, and (ii) for the account of the Enhancer and the Agent, such amounts as agreed to with the Enhancer and the Agent in the Fee Letter.

    (b) If the amount of Investment allocated to any CP or Eurodollar Tranche is reduced before the last day of its Tranche Period, or if a requested Incremental Purchase at the Eurodollar Rate does not take place on its scheduled Purchase Date, the Seller shall pay the Early Payment Fee to each Purchaser that had its Investment so reduced or scheduled Purchase not made.

    (c) Investment shall be payable solely from Collections and from amounts payable under Sections 1.5, 1.7 and 6.1 (to the extent amounts paid under Section 6.1 indemnify against reductions in or non-payment of Receivables). The Seller shall pay, as a full recourse obligation, all other amounts payable hereunder, including, without limitation, all Discount, fees described in clauses (a) and (b) above and amounts payable under
Article VI.

Section  1.5.   Maintenance of Sold Interest; Deemed  Collection.
(a) General. If at any time before the Liquidity Termination Date the Eligible Receivables Balance is less than the sum of the Aggregate Investment (or, if a Termination Event exists, the Matured Aggregate Investment) plus the Aggregate Reserve, the Seller shall pay to the Agent an amount equal to such deficiency for application to reduce the Investments of the Purchasers ratably in accordance with the principal amount of their respective Investments, applied first to Prime Tranches and second to the other Tranches with the shortest remaining maturities unless otherwise specified by the Seller. Any amount so applied to reduce Amsterdam's Investment shall be deposited in the Special Transaction Subaccount.

    (b) Deemed Collections. If on any day the outstanding balance of a Receivable is reduced or cancelled as a result of any defective or rejected goods or services, any cash discount or adjustment (including any adjustment resulting from the application of any special refund or other discounts or any reconciliation), any setoff or credit (whether such claim or credit arises out of the same, a related, or an unrelated transaction) including without limitation, a Receivable Setoff or other similar reason not arising from the financial inability of the Obligor to pay undisputed indebtedness, the Seller shall be deemed to have received on such day a Collection on such Receivable in the amount of such reduction or cancellation. If on any day any representation, warranty, covenant or other agreement of the Seller related to a Receivable is not true or is not satisfied, the Seller shall be deemed to have received on such day a Collection in the amount of the outstanding balance of such Receivable. All such Collections deemed received by the Seller under this Section 1.5(b) shall be remitted by the Seller to the Collection Agent in accordance with Section 5.1(i).

    (c) Adjustment to Sold Interest. At any time before the Liquidity Termination Date that the Seller is deemed to have received any Collection under Section 1.5(b) ("Deemed Collections") that derive from a Receivable that is otherwise reported as an Eligible Receivable, so long as no Liquidation Period then exists, the Seller may satisfy its obligation to deliver such amount to the Collection Agent by instead notifying the Agent that the Sold Interest should be recalculated by decreasing the Eligible Receivables Balance by the amount of such Deemed Collections, so long as such adjustment does not cause the Sold Interest to exceed 100%.

     (d) Payment Assumption. Unless an Obligor otherwise specifies or another application is required by contract or law, any payment received by the Seller from any Obligor shall be applied as a Collection of Receivables of such Obligor (starting with the oldest such Receivable) and remitted to the Collection Agent as such.

Section 1.6. Reduction in Commitments. The Seller may, upon thirty days' notice to the Agent, reduce the Aggregate Commitment in increments of $1,000,000, so long as the Aggregate Commitment at all times equals at least the outstanding Matured Aggregate Investment. Each such reduction in the Aggregate Commitment shall reduce the Commitment of each Committed Purchaser in accordance with its Ratable Share and shall ratably reduce the Purchase Limit so that the Aggregate Commitment remains at least 102% of the Purchase Limit.

Section 1.7. Repurchases. (a) Optional. At any time that the Aggregate Investment is less than 10% of the Aggregate Commitment in effect on the date hereof, the Seller may, upon thirty days' notice to the Agent, repurchase the entire Sold Interest from the Purchasers at a price equal to the outstanding Matured Aggregate Investment and all other amounts then owed hereunder.

     (b) Mandatory. If at any time before the Liquidity Termination Date the Sold Interest exceeds 100%, unless the Seller remedies the situation by satisfying its obligations under
Section 1.5(a), any Purchaser may direct that all Purchasers ratably reassign to the Seller, without recourse, representation or warranty, a portion of the Purchase Interest of each Purchaser so that the Sold Interest does not exceed 100%. The Seller shall purchase such reassigned Purchase Interests at a purchase price equal to the Matured Value of the Investment so reassigned by each Purchaser.

Section 1.8. Assignment of Purchase Agreements. The Seller hereby assigns and otherwise transfers to the Agent (for the benefit of the Agent, each Purchaser and any other Person to whom any amount is owed hereunder), all of the Seller's right, title and interest in, to and under each Purchase Agreement. The Seller shall execute, file and record all financing statements, continuation statements and other documents required to perfect or protect such assignment. This assignment includes (a) all monies due and to become due to the Seller from each Originator or the Parent under or in connection with each Purchase Agreement (including fees, expenses, costs, indemnities and damages for the breach of any obligation or representation related to such agreement) and (b) all rights, remedies, powers, privileges and claims of the Seller against each Originator or the Parent under or in connection with each Purchase Agreement. All provisions of each Purchase Agreement shall inure to the benefit of, and may be relied upon by, the Agent, each Purchaser and each such other Person. At any time that a Termination Event has occurred and is continuing, the Agent shall have the sole right to enforce the Seller's rights and remedies under each Purchase Agreement to the same extent as the Seller could absent this assignment, but without any obligation on the part of the Agent, any Purchaser or any other such Person to perform any of the obligations of the Seller under each Purchase Agreement (or any of the promissory notes executed thereunder). All amounts distributed to the Seller under each Purchase Agreement from Receivables sold to the Seller thereunder shall constitute Collections hereunder and shall be applied in accordance herewith.

Section 1.9. Extension of Liquidity Termination Date. The Seller may advise the Liquidity Providers and the Enhancer in writing of its desire to extend the Liquidity Termination Date for an additional 364 days, provided (i) such request is made not more than 120 days prior to, and not less than 90 days prior to, the Liquidity Termination Date, and (ii) not more than one such request for the extension of the Liquidity Termination Date may be made in any one calendar year and (iii) in no event shall the Liquidity Termination Date be extended beyond January 17, 2003. In the event that the Liquidity Providers and the Enhancer are agreeable to such extension, the Agent shall so notify the Seller in writing (it being understood that the Liquidity Providers and the Enhancer may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than 45 days prior to the Liquidity Termination Date and the Seller and the Liquidity Providers and the Enhancer shall enter into such documents as the Liquidity Providers and the Enhancer may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Liquidity Providers and the Enhancer in connection therewith (including reasonable attorneys' fees) shall be paid by the Seller. The Liquidity Providers or the Enhancer shall be deemed to have refused to grant the requested extension in the event the Agent shall fail to so notify the Seller of their agreement to such an extension.

                           Article II
            Sales to and from Amsterdam; Allocations

Section 2.1. Required Purchases from Amsterdam. (a) Amsterdam may, at any time, and on the earlier of the Amsterdam Termination Date and 10 Business Days following the Agent and Amsterdam learning of a continuing Termination Event, Amsterdam shall, sell to the Committed Purchasers any percentage designated by Amsterdam of Amsterdam's Investment and its related Amsterdam Settlement (each, a "Put"). If the Put occurs due to the Amsterdam Termination Date or a Termination Event, the designated percentage shall be 100% or such lesser percentage as is necessary to obtain the maximum available Purchase Price from each Committed Purchaser. Immediately upon notice of a Put from Amsterdam to the Agent, the Agent shall deliver to each Purchaser a notification of assignment in substantially the form of Exhibit B, and each Committed Purchaser shall purchase from Amsterdam its Purchase Percentage of Amsterdam's Investment and related Amsterdam Settlement by transferring to the Agent's Account an amount equal to such Purchaser's Purchase Price by not later than 1:00 p.m. (Chicago time) on the date such funds are requested; provided, however, that the Enhancer may exchange for part or all of the Purchase Price payable by it an equal amount of the Program Unreimbursed Draw Amount.

    (b) If a Liquidity Provider fails to transfer to the Agent its full Purchase Price when required by Section 2.1(a) (the aggregate amount not made available to the Agent by each such Liquidity Provider being the "Unpaid Amount"), then, upon notice from the Agent by not later than 1:15 p.m. (Chicago time), each Liquidity Provider not owing an Unpaid Amount shall transfer to the Agent's Account, by not later than 1:45 p.m. (Chicago time), an amount equal to the lesser of such Liquidity Provider's proportionate share (based on its Commitment divided by the Commitments of all Liquidity Providers that have not so failed to pay their full Purchase Price) of the Unpaid Amount and its Unused Commitment. If the Agent does not then receive the Unpaid Amount in full, upon notice from the Agent by not later than 2:00 p.m. (Chicago time) on such day, each Liquidity Provider that has not failed to fund any part of its obligations on such day under this Section 2.1 shall pay to the Agent, by not later than 2:30 p.m. (Chicago time), its proportionate share (determined as described above) of the amount of such remaining deficiency up to the amount of its Unused Commitment. Any Liquidity Provider that fails to make a payment under this
Section  2.1  on  the date of a Put shall pay on demand  to  each other Liquidity Provider that makes a payment under this subsection (b) the amount paid by it to cover such failure, together with interest thereon, for each day from the date such payment was made until the date such other Liquidity Provider has been paid such amount in full, at a rate per annum equal to the Federal Funds Rate plus two percent (2%) per annum. In addition, without prejudice to any other rights Amsterdam may have under applicable law, any Liquidity Provider that has failed to transfer to the Agent under Section 2.1(a) its full Purchase
Price shall pay on demand to Amsterdam the difference between such unpaid Purchase Price and the amount paid by other Liquidity Providers or the Agent to cover such failure, together with interest thereon, for each day from the date such Purchase Price was due until the date paid, at a rate per annum equal to the Federal Funds Rate plus two percent (2%) per annum.

    (c) Any portion of Amsterdam's Investment and related Amsterdam Settlement purchased by a Committed Purchaser (including any purchased under Section 2.1(b) in fulfillment of another Liquidity Provider's obligation unless such purchase is reimbursed in full, with interest, by such other Liquidity Provider under Section 2.1(b)) shall be considered part of such Purchaser's Investment and related Amsterdam Settlement from the date of the relevant Put. Each such sale by Amsterdam to a Committed Purchaser shall be without recourse, representation or warranty except for the representation and warranty that such Investment and related amounts are being sold by Amsterdam free and clear of any Adverse Claim created or granted by Amsterdam. Immediately upon any purchase by the Committed Purchasers of any portion of Amsterdam's Investment, the Seller shall pay to the Agent (for the ratable benefit of such Purchasers) an amount equal to the sum of the Assigned Amsterdam Settlement and the amount calculated for all such Purchasers pursuant to clause (b) of the definition of Purchase Price.

    (d) The proceeds from each Put received by Amsterdam (other than amounts described in clauses (b)(ii) and (iii) of the definition of Purchase Price), shall be transferred into the Special Transaction Subaccount and used solely to pay that portion of the outstanding commercial paper of Amsterdam issued to fund or maintain the Investment of Amsterdam so transferred. Until used to pay CP Notes, all proceeds of any Put pursuant to this Section shall be invested in Permitted Investments. All earnings on such Permitted Investments shall be promptly remitted to the Seller.

    (e) The obligation of each Committed Purchaser to make any purchase from Amsterdam pursuant to this Section 2.1 shall be several, not joint, and shall be absolute and unconditional; provided, however, that no Committed Purchaser shall have any obligation to make such a purchase at a time that (i) Amsterdam shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Amsterdam or
(ii) involuntary proceedings or an involuntary petition shall have been commenced or filed against Amsterdam under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Amsterdam and such proceeding or petition shall not have been dismissed or stayed for a period of thirty (30) days, or any of the actions sought in such proceeding or petition (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, Amsterdam or for any substantial part of Amsterdam's property) shall occur.

Section 2.2. Purchases by Amsterdam. If the Seller requests an increase in Amsterdam's Investment when any Committed Purchaser has any outstanding Investment, Amsterdam shall determine the amount, if any, by which it desires to increase its Investment (the "Desired Increase") and shall so notify the Agent. Such request may only be made at the end of a Tranche Period. If Amsterdam has a Desired Increase, the Agent shall deliver to the Committed Purchasers a notification of assignment in substantially the form of Exhibit C and, before purchasing any additional Investment from the Seller, Amsterdam shall purchase in full the Investment of the Committed Purchasers, at a purchase price equal to such Investment plus accrued and unpaid Discount thereon. If the Desired Increase is less than the sum of the total Investment of the Committed Purchasers and accrued Discount, Amsterdam shall purchase a ratable portion of each Liquidity Provider's Investment and only after all such Investment and accrued Discount thereon is purchased may Amsterdam purchase Investment of the Enhancer and Discount
thereon.   Any  sale  from any Committed Purchaser  to  Amsterdam
pursuant to this Section 2.2 shall be without recourse, representation or warranty except for the representation and warranty that the Investment sold by such Purchaser is free and clear of any Adverse Claim created or granted by such Purchaser and that such Purchaser has not suffered a Bankruptcy Event.

Section 2.3.  Allocations and Distributions.

    (a) Amsterdam Termination and Non-Reinvestment Periods. Before the Liquidity Termination Date unless an Interim Liquidation is in effect, on each day during a period that Amsterdam is not making Reinvestment Purchases (as established under Section 1.1(d)) and at all times on and after the Amsterdam Termination Date, the Collection Agent (i) shall set aside and hold solely for the benefit of Amsterdam (or deliver to the Agent, if so instructed pursuant to Section 3.2(a)) Amsterdam's Purchase Interest in all Collections received on such day and
(ii) shall distribute on the last day of each CP Tranche Period to the Agent (for the benefit of Amsterdam) the amounts so set aside up to the amount of Amsterdam's Investment allocated to such Tranche Period and, to the extent not already paid in full, all Discount thereon and all other amounts then due from the Seller in connection with such Investment and Tranche Period. The Sold Interest, and each Purchaser's Purchase Interest, shall be recalculated to give effect to any application of any portion of the Sold Interest in Collections to pay Discount or other amounts (except Investment) under this Section 2.3(a), and the Seller shall comply with Section 1.5(a) after such recalculation.

    (b) Liquidity Termination Date and Interim Liquidations. On each day on and after the Liquidity Termination Date, and during any Interim Liquidation, the Collection Agent shall set aside and hold solely for the account of the Agent, for the benefit of the Purchasers, (or deliver to the Agent, if so instructed pursuant to Section 3.2(a)) the Sold Interest in all Collections received on such day and such Collections shall be allocated as follows:

          (i) first, only so long as (A) the sum of the Matured Value of the Amsterdam Investment, the Matured Value of the Liquidity Provider Investment, and the Enhancer Investment is less than (B) the product of the Sold Interest (or, if less, 100%) multiplied by the Eligible Receivables Balance, to the payment of all Discount then due and not paid to the Enhancer;

          (ii)    second,  to  Amsterdam  and  to  the  Liquidity
     Providers (ratably, based on the Matured Value of their Investments) until all Investment of, and Discount due but not already paid to, the Liquidity Providers and Amsterdam has been paid in full;

        (iii) third, to the Enhancer until all Investment of, and Discount due but not already paid to, the Enhancer has been paid in full;

         (iv) fourth, to the Purchasers until all other amounts owed to the Purchasers have been paid in full;

          (v) fifth, to the Agent until all amounts owed to the Agent have been paid in full;

        (vi) sixth, to any other Person to whom any amounts are owed under the Transaction Documents until all such amounts have been paid in full; and

        (vii) seventh, to the Seller (or as otherwise required by applicable law).

Unless an Interim Liquidation has ended by such date (in which case Reinvestment Purchases shall resume to the extent provided in Section 1.1(d)), on the last day of each Tranche Period (unless otherwise instructed by the Agent pursuant to
Section  3.2(a)),  the Collection Agent shall  deposit  into  the
Agent's Account, from such set aside Collections, all amounts allocated to such Tranche Period and all Tranche Periods that ended before such date, due in accordance with the priorities in clauses (i)-(iii) above. No distributions shall be made to pay amounts under clauses (iv) - (vii) until sufficient Collections have been set aside to pay all amounts described in clauses (i) -
(iii) that may become payable for all outstanding Tranche Periods. All distributions by the Agent shall be made ratably within each priority level in accordance with the respective amounts then due each Person included in such level unless otherwise agreed by the Agent and all Purchasers. As provided in
Section 1.4(c) all Discount and other amounts payable hereunder other than Investment are payable by the Seller. If any part of the Sold Interest in any Collections is applied to pay any such amounts pursuant to this Section 2.3(b), the Seller shall pay to the Collection Agent the amount so applied for distribution as part of the Sold Interest in Collections.

                           Article III
                 Administration and Collections

Section 3.1. Appointment of Collection Agent. (a) The servicing, administering and collecting of the Receivables shall be conducted by a Person (the "Collection Agent") designated to so act on behalf of the Purchasers under this Article III. As the Initial Collection Agent, the Parent is hereby designated as, and agrees to perform the duties and obligations of, the Collection Agent. The Parent acknowledges that the Agent and each Purchaser have relied on the Parent's agreement to act as Collection Agent (and the agreement of any of the sub-collection agents to so act) in making the decision to execute and deliver this Agreement and agrees that it will not voluntarily resign as Collection Agent. At any time after the occurrence of a Collection Agent Replacement Event, the Agent may designate a new Collection Agent to succeed the Parent (or any successor Collection Agent).

    (b)   The  Parent may, and if requested by the  Agent  shall,
delegate its duties and obligations as Collection Agent to an Affiliate (acting as a sub-collection agent). Notwithstanding such delegation, the Parent shall remain primarily liable for the performance of the duties and obligations so delegated, and the Agent and each Purchaser shall have the right to look solely to the Parent for such performance. The Agent may at any time after the occurrence of a Collection Agent Replacement Event remove or replace any sub-collection agent.

    (c) If replaced, the Collection Agent agrees it will terminate, and will cause each existing sub-collection agent to terminate, its collection activities in a manner requested by the Agent to facilitate the transition to a new Collection Agent. The Collection Agent shall cooperate with and assist any new Collection Agent (including providing access to, and transferring, all Records and allowing the new Collection Agent to use all licenses, hardware or software necessary or desirable to collect the Receivables). The Parent irrevocably agrees to act (if requested to do so) as the data-processing agent for any new Collection Agent in substantially the same manner as the Parent conducted such data-processing functions while it acted as the Collection Agent; provided, however, that the Parent receives a then market rate compensation for providing such services.

Section 3.2. Duties of Collection Agent. (a) The Collection Agent shall take, or cause to be taken, all action necessary or advisable to collect each Receivable in accordance with this Agreement, the Credit and Collection Policy and all applicable laws, rules and regulations using the skill and attention the Collection Agent exercises in collecting other receivables or obligations owed solely to it. The Collection Agent shall, in accordance herewith, set aside all Collections to which a Purchaser is entitled. If so instructed by the Agent, the Collection Agent shall transfer to the Agent the amount of Collections to which the Agent and the Purchasers are entitled by the Business Day following receipt and identification thereof. Each party hereto hereby appoints the Collection Agent to enforce such Person's rights and interests in the Receivables, but (notwithstanding any other provision in any Transaction Document) the Agent shall at all times after the occurrence of a Collection Agent Replacement Event have the sole right to direct the Collection Agent to commence or settle any legal action to enforce collection of any Receivable.

    (b) If no Termination Event exists and the Collection Agent determines that such action is appropriate in order to maximize the Collections, the Collection Agent may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable (but no such extension shall be for a period more than thirty (30) days) or adjust the outstanding balance of any Receivable. Any such extension or adjustment shall not alter the status of a Receivable as a Defaulted Receivable or Delinquent
Receivable or limit any rights of the Agent or the Purchasers hereunder. If a Termination Event exists, the Collection Agent may make such extensions or adjustments only with the prior consent of the Instructing Group.

    (c)   The  Collection Agent shall turn  over  to  the  Seller
(i) any percentage of Collections in excess of the Sold Interest, less all reasonable third party out-of-pocket costs and expenses of the Collection Agent for collecting the Receivables and
(ii) subject to Section 1.5(d), the collections and records for any indebtedness owed to the Seller that is not a Receivable. The Collection Agent shall have no obligation to remit any such funds or records to the Seller until the Collection Agent receives evidence (satisfactory to the Agent) that the Seller is entitled to such items. The Collection Agent has no obligations concerning indebtedness that is not a Receivable other than to deliver the collections and records for such indebtedness to the Seller when required by this Section 3.2(c).

Section 3.3. Reports. On or before the twentieth day of each month, the Collection Agent shall deliver to the Agent a report reflecting information as of the close of business of the Collection Agent for the immediately preceding calendar month or such other preceding period as is requested (each a "Periodic Report"), containing the information described on Exhibit D-1 (with such modifications or additional information as requested by the Agent or the Instructing Group); provided, however, that in the event the senior unsecured long-term debt of the Parent is rated (i) less than BB- by S&P or (ii) less than Ba3 by Moody's (or either such rating is suspended or withdrawn) then the
Collection   Agent   shall  deliver  a  report   containing   the
information described on Exhibit D-2 to the Agent on each Business Day.

Section 3.4. Lock-Box Arrangements. The Agent is hereby authorized to give notice at any time after the occurrence of a Collection Agent Replacement Event to any or all Lock-Box Banks that the Agent is exercising its rights under the Lock-Box
Letters and to take all actions permitted under the Lock-Box Letters. The Seller agrees to take any action requested by the Agent to facilitate the foregoing. After the Agent takes any such action under the Lock-Box Letters, the Seller shall immediately deliver to the Agent any Collections received by the Seller. If the Agent takes control of any Lock-Box Account, the Agent shall distribute Collections it receives in accordance herewith and shall deliver to the Collection Agent, for distribution under Section 3.2, all other amounts it receives from such Lock-Box Account.

Section 3.5. Enforcement Rights. (a) The Agent may, at any time after the occurrence of a Collection Agent Replacement Event, direct the Obligors and the Lock-Box Banks to make all payments on the Receivables directly to the Agent or its designee. The Agent may, and the Seller shall at the Agent's request, withhold the identity of the Purchasers from the Obligors and Lock-Box Banks. Upon the Agent's request after the occurrence of a Collection Agent Replacement Event, the Seller (at the Seller's expense) shall (i) give notice to each Obligor of the Agent's ownership of the Sold Interest and direct that payments on Receivables be made directly to the Agent or its designee,
(ii) assemble for the Agent all Records and collateral security for the Receivables and transfer to the Agent (or its designee), or license to the Agent (or its designee) the use of, all software then used by the Collection Agent to collect the Receivables and (iii) segregate in a manner acceptable to the Agent all Collections the Seller receives and, promptly upon receipt, remit such Collections in the form received, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

    (b) After the occurrence of a Collection Agent Replacement Event, Seller hereby irrevocably appoints the Agent as its attorney-in-fact coupled with an interest, with full power of substitution and with full authority in the place of the Seller, to take any and all steps deemed desirable by the Agent, in the name and on behalf of the Seller to (i) collect any amounts due under any Receivable, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Receivables, and (ii) exercise any and all of the Seller's rights and remedies under each Purchase Agreement. The Agent's powers under this Section 3.5(b) shall not subject the Agent to any liability if any action taken by it (except for any action taken pursuant thereto that constitutes gross negligence or willful misconduct) proves to be inadequate or invalid, nor shall such powers confer any obligation whatsoever upon the Agent.

    (c) Neither the Agent nor any Purchaser shall have any obligation to take or consent to any action to realize upon any Receivable or to enforce any rights or remedies related thereto.

Section  3.6.  Collection Agent Fee.  On or before the  twentieth day of each calendar month, the Seller shall pay to the Collection Agent a fee for the immediately preceding calendar month as compensation for its services (the "Collection Agent Fee") equal to (a) at all times the Parent or an Affiliate of any Crompton Entity is the Collection Agent, such consideration as is acceptable to it, the receipt and sufficiency of which is hereby acknowledged, and (b) at all times any other Person is the Collection Agent, a reasonable amount agreed upon by the Agent and the new Collection Agent on an arm's-length basis reflecting rates and terms prevailing in the market at such time. The
Collection Agent may only apply to payment of the Collection Agent Fee the portion of the Collections in excess of the Sold Interest or Collections that fund Reinvestment Purchases. The Agent may, with the consent of the Instructing Group, pay the Collection Agent Fee to the Collection Agent from the Sold Interest in Collections. The Seller shall be obligated to reimburse any such payment to the extent required by Section 1.5 or 2.3.

Section 3.7. Responsibilities of the Seller. The Seller shall, or shall cause each Originator to, pay when due all Taxes payable in connection with the Receivables or their creation or satisfaction. The Seller shall, and shall cause each Originator to, perform all of its obligations under agreements related to the Receivables to the same extent as if interests in the Receivables had not been transferred hereunder or, in the case of each Originator, under each Purchase Agreement. The Agent's or any Purchaser's exercise of any rights hereunder shall not relieve the Seller or any Originator from such obligations. Neither the Agent nor any Purchaser shall have any obligation to perform any obligation of the Seller or of any Originator or any other obligation or liability in connection with the Receivables.

Section  3.8.   Actions by Seller.  The Seller shall  defend  and
indemnify the Agent and each Purchaser against all costs, expenses, claims and liabilities for any action taken by the Seller, any Originator or any other Affiliate of the Seller or of such Originator (whether acting as Collection Agent or otherwise) related to any Receivable (other than with respect to the credit risk of an Obligor and for which reimbursement would constitute recourse for uncollectible Receivables), or arising out of any alleged failure of compliance of any Receivable with the provisions of any law or regulation. If any goods related to a Receivable are repossessed, the Seller agrees to resell, or to have the applicable Originator or another Affiliate resell, such goods in a commercially reasonable manner for the account of the Agent and remit, or have remitted, to the Agent the Purchasers' share in the gross sale proceeds thereof net of any out-of-pocket expenses and any equity of redemption of the Obligor thereon. Any such moneys collected by the Seller or the applicable Originator or other Affiliate of the Seller pursuant to this
Section 3.8 shall be segregated and held in trust for the Agent and remitted to the Agent's Account within two Business Days of receipt as part of the Sold Interest in Collections for application as provided herein.

Section 3.9. Indemnities by the Collection Agent. Without limiting any other rights any Person may have hereunder or under applicable law, the Collection Agent hereby indemnifies and holds harmless the Agent and each Purchaser and their respective officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, liabilities, penalties, Taxes, costs and expenses (including attorneys' fees and court costs) (all of the foregoing collectively, the "Indemnified Losses") at any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to:

         (i) any written representation or warranty made by the Collection Agent (or any employee or agent of the Collection Agent) in this Agreement, any other Transaction Document, any Periodic Report or any other information or report delivered by the Collection Agent pursuant hereto, which shall have been false or incorrect in any material respect when made;

        (ii) the failure by the Collection Agent to comply with any applicable law, rule or regulation related to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation;

        (iii) any loss of a perfected security interest (or in the priority of such security interest) as a result of any commingling by the Collection Agent of funds to which the Agent or any Purchaser is entitled hereunder with any other funds; or

         (iv) any failure of the Collection Agent, to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document to which the Collection Agent is a party;

whether arising by reason of the acts to be performed by the Collection Agent hereunder or otherwise, excluding only
Indemnified Losses to the extent (a) such Indemnified Losses resulted solely from negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) solely due to the credit risk of the Obligor and for which reimbursement would constitute recourse to the Collection Agent for uncollectible Receivables, (c) such Indemnified Losses include Taxes on, or measured by, the overall net income of the Agent or any Purchaser computed in accordance with the Intended Tax Characterization, or
(d) the applicable Originator is the plaintiff and the Indemnified Party is the defendant unless such Indemnified Party prevails in such legal action; provided, however, that nothing contained in this sentence shall limit the liability of the Collection Agent or limit the recourse of the Agent and each Purchaser to the Collection Agent for any amounts otherwise
specifically  provided  to  be  paid  by  the  Collection   Agent
hereunder.

                           Article IV
                 Representations and Warranties

Section   4.1.   Representations  and  Warranties.   The   Seller
represents and warrants to the Agent and each Purchaser that:

         (a) Corporate Existence and Power. Each of the Seller and each Crompton Entity is either a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of organization and has all corporate or organizational power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where failure to obtain such license, authorization, consent or approval would not have a material adverse effect on
     (i) its ability to perform its obligations under, or the enforceability of, any Transaction Document, (ii) its business or financial condition, (iii) the interests of the Agent or any Purchaser under any Transaction Document or
     (iv) the enforceability or collectibility of any Receivable.

          (b) Corporate or Organizational Authorization and No Contravention. The execution, delivery and performance by each of the Seller and each Crompton Entity of each Transaction Document to which it is a party (i) are within its corporate or organizational powers, as applicable,
     (ii) have been duly authorized by all necessary corporate or organizational action, as applicable, (iii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its or any Subsidiary's charter, by-laws or operating agreement, as applicable or
     (C) any agreement, order or other instrument to which it or any Subsidiary is a party or its property is subject and
     (iv) will not result in any Adverse Claim on any Receivable or Collection or give cause for the acceleration of any indebtedness of the Seller, any Crompton Entity or any Subsidiary.

         (c) Conduct of Business. The Seller will perform, and will cause each Crompton Entity to perform, all actions necessary to remain duly organized, validly existing and in good standing in its jurisdiction of organization and to maintain all requisite authority to conduct its business in each jurisdiction in which it conducts business.

          (d)    Binding  Effect.  Each Transaction  Document  to
     which the Seller or any Crompton Entity is a party constitutes the legal, valid and binding obligation of such Person enforceable against that Person in accordance with its terms, except as limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity.

          (e) Perfection of Ownership Interest. Immediately preceding its sale of Receivables to the Seller, each
     Originator was the owner of, and effectively sold, such Receivables to the Seller, free and clear of any Adverse Claim. The Seller owns the Receivables free of any Adverse Claim other than the interests of the Purchasers (through the Agent) therein that are created hereby, and each
     Purchaser   shall  at  all  times  have  a  valid  undivided
     percentage ownership interest, which shall be a first priority perfected security interest for purposes of Article 9 of the applicable Uniform Commercial Code, in the Receivables and Collections (subject to, in the case of Collections, the limitations on perfection of a security interest in proceeds set forth in the applicable Uniform Commercial Code) to the extent of its Purchase Interest then in effect.

           (f) Accuracy of Information. All information furnished by the Seller, any Crompton Entity or any Affiliate of any such Person to the Agent or any Purchaser in connection with any Transaction Document, or any transaction contemplated thereby, is true and accurate in all material respects (and is not incomplete by omitting any information necessary to prevent such information from being materially misleading), in each case on the date the statement was made and in light of the circumstances under which the statements were made or the information was furnished.

         (g) No Actions, Suits. There are no actions, suits or other proceedings (including matters relating to environmental liability) pending or threatened against or affecting the Seller, any Crompton Entity or any Subsidiary, or any of their respective properties, that (i) if adversely determined (individually or in the aggregate), may have a material adverse effect on the financial condition of the
     Seller, any Crompton Entity or any Subsidiary or on the collectibility of the Receivables or (ii) involve any
     Transaction Document or any transaction contemplated thereby. None of the Seller, any Crompton Entity or any Subsidiary is in default of any contractual obligation or in violation of any order, rule or regulation of any Governmental Authority, which default or violation may have a material adverse effect upon (i) the financial condition of the Seller, the Crompton Entities and the Subsidiaries taken as a whole or (ii) the collectibility of the Receivables.

          (h) No Material Adverse Change. Since December 31, 1997, there has been no material adverse change in the collectibility of the Receivables or the Seller's, any Crompton Entity's or any Subsidiary's (i) financial condition or (ii) ability to perform its obligations under any Transaction Document.

          (i) Accuracy of Exhibits; Lock-Box Arrangements. All information on Exhibits E-G (listing offices and names of the Seller and each Originator and where they maintain Records; the Subsidiaries; and Lock Boxes) is true and complete, subject to any changes permitted by, and notified to the Agent in accordance with, Article V. The Seller has delivered a copy of all Lock-Box Agreements to the Agent. The Seller has not granted any interest in any Lock-Box or Lock-Box Account to any Person other than the Agent and, upon delivery to a Lock-Box Bank of the related Lock-Box Letter, the Agent will have exclusive ownership and control of the Lock-Box Account at such Lock-Box Bank.

          (j) Sales by each Originator. Each sale by each Originator to the Seller of an interest in Receivables and their Collections has been made in accordance with the terms of the applicable Purchase Agreement, including the payment by the Seller to each Originator of the purchase price described in such Purchase Agreement. Each such sale has been made for "reasonably equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) and not for or on account of "antecedent debt" (as such term is used in Section 547 of the Bankruptcy Code) owed by such Originator to the Seller.

                            Article V
                            Covenants

Section  5.1.   Covenants  of  the  Seller.   The  Seller  hereby
covenants and agrees to comply with the following covenants and agreements, unless the Agent (with the consent of the Instructing
Group) shall otherwise consent:

    (a) Financial Reporting. The Seller will, and will cause each Crompton Entity and each Subsidiary to, maintain a system of accounting established and administered in accordance with GAAP and will furnish to the Agent and each Purchaser:

          (i) Annual Financial Statements. Within 120 days after each fiscal year of (A) the Parent copies of the Parent's consolidated annual audited financial statements (including a consolidated balance sheet, consolidated statement of income and retained earnings and statement of cash flows, with related footnotes) certified by independent certified public accountants of nationally recognized standing or other firm of independent certified public accountants satisfactory to the Agent and prepared on a consolidated basis in conformity with GAAP, and (B) for each of the Seller and each Originator the annual balance sheet for such Person (and, additionally for the Seller, an annual profit and loss statement) certified by a Designated Financial Officer thereof, in each case prepared on a consolidated basis in conformity with GAAP as of the close of such fiscal year for the year then ended;

         (ii) Quarterly Financial Statements. Within 60 days after each (except the last) fiscal quarter of each fiscal year of (A) the Parent, copies of its unaudited financial statements (including at least a consolidated balance sheet as of the close of such quarter and statements of earnings and sources and applications of funds for the period from the beginning of the fiscal year to the close of such quarter) certified by a Designated Financial Officer and prepared in a manner consistent with the financial statements described in part (A) of clause (i) of this
     Section 5.l(a) and (B) each of the Seller and each Originator, the quarterly balance sheet for such Person (and, additionally for the Seller, a profit and loss statement) for the period from the beginning of such fiscal year to the close of such quarter, in each case certified by a Designated Financial Officer thereof and prepared in a manner consistent with part (B) of clause (i) of
     Section 5.1(a);

         (iii) Officer's Certificate. Each time financial statements are furnished pursuant to clause (i) or (ii) of
     Section 5.1(a), a compliance certificate (in substantially the form of Exhibit I) signed by a Designated Financial Officer, dated the date of such financial statements;

        (iv) Public Reports. Promptly upon becoming available, a copy of each report or proxy statement filed by the Parent with the Securities Exchange Commission or any securities exchange;

          (v) Crompton Credit Agreement Certificate. A copy of the financial information, certificates and other documentation described in Sections 5.01(a) through (h) of the Crompton Credit Agreement, delivered as and when required by such Section 5.01; and

         (vi) Other Information. With reasonable promptness, such other information (including non-financial information) as may be requested by the Agent or any Purchaser (with a copy of such request to the Agent).

    (b) Notices. Immediately upon becoming aware of any of the following the Seller will notify the Agent and provide a description of:

          (i) Potential Termination Events. The occurrence of any Potential Termination Event;

         (ii) Representations and Warranties. The failure of any representation or warranty herein to be true (when made or at any time thereafter) in any material respect;

        (iii)    Downgrading.   The  downgrading,  withdrawal  or
     suspension of any rating by any rating agency of any indebtedness of the Seller;

         (iv) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding reasonably likely to be material to the Seller, any Subsidiary or the collectibility or quality of the Receivables;

          (v) Judgments. The entry of any judgment or decree against the Seller, any Crompton Entity or any Subsidiary if the aggregate amount of all judgments then outstanding against the Seller, the Crompton Entities and the Subsidiaries exceeds $1,000,000; or

         (vi) Changes in Business. Any change in, or proposed change in, the character of the Seller's or any Originator's business that could impair the collectibility or quality of any Receivable.

If the Agent receives such a notice, the Agent shall promptly give notice thereof to each Purchaser and, until Amsterdam has no Investment after the Amsterdam Termination Date, to each CP
Dealer and each Rating Agency.

    (c) Conduct of Business. The Seller will perform, and will cause each Crompton Entity and Subsidiary to perform, all actions necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of incorporation and to maintain all requisite authority to conduct its business in each jurisdiction in which it conducts business.

    (d) Compliance with Laws. The Seller will comply, and will cause each Crompton Entity and Subsidiary to comply, with all laws, regulations, judgments and other directions or orders imposed by any Governmental Authority to which such Person or any Receivable or Collection may be subject.

    (e) Furnishing Information and Inspection of Records. The Seller will furnish to the Agent and the Purchasers such information concerning the Receivables as the Agent or a Purchaser may reasonably request. The Seller will, and will cause each Originator to, permit, at any time during regular business hours, the Agent or any Purchaser (or any representatives thereof), once per year or at any time after the occurrence of a Termination Event (at the expense of the Seller) or at any other time (at the expense of the Agent or such Purchaser (as applicable)) (i) to examine and make copies of all Records, (ii) to visit the offices and properties of the Seller for the purpose of examining the Records and (iii) to discuss matters relating hereto with any of the Seller's or any Originator's officers, directors, employees or independent public accountants having knowledge of such matters. Once a year, the Agent may (at the expense of the Seller provided such expenses are reasonable in amount) have an independent public accounting firm conduct an audit of the Records or make test verifications of the Receivables and Collections.

    (f) Keeping Records. (i) The Seller will, and will cause each Originator to, have and maintain (A) administrative and operating procedures (including an ability to recreate Records if originals are destroyed), (B) adequate facilities, personnel and equipment and (C) all Records and other information necessary or advisable for collecting the Receivables (including Records adequate to permit the immediate identification of each new
Receivable and all Collections of, and adjustments to, each existing Receivable). The Seller will give the Agent prior notice of any material change in such administrative and operating procedures.

         (ii) The Seller will, (A) at all times from and after the date hereof, clearly and conspicuously mark its computer and master data processing books and records with a legend describing the Agent's and the Purchasers' interest therein and (B) upon the request of the Agent, so mark each contract relating to a Receivable and deliver to the Agent all such contracts (including all multiple originals of such contracts), with any appropriate endorsement or assignment, or segregate (from all other receivables then owned or being serviced by the Seller) the Receivables and all contracts relating to each Receivable and hold in trust and safely keep such contracts so legended in separate filing cabinets or other suitable containers at such locations as the Agent may specify.

    (g) Perfection. (i) The Seller will, and will cause each Originator to, at its expense, promptly execute and deliver all instruments and documents and take all action necessary or requested by the Agent (including the execution and filing of financing or continuation statements, amendments thereto or assignments thereof) to enable the Agent to exercise and enforce all its rights hereunder and to vest and maintain vested in the Agent a valid, first priority perfected security interest in the Receivables, the Collections, the Purchase Agreements, and proceeds thereof free and clear of any Adverse Claim (and a perfected ownership interest in the Receivables and Collections to the extent of the Sold Interest). The Agent will be permitted to authenticate a "record" and to sign and file any continuation statements, amendments thereto and assignments thereof without the Seller's signature.

         (ii) The Seller will, and will cause each Originator to, only change its name, identity or corporate structure or relocate its chief executive office or the Records following thirty (30) days advance notice to the Agent and the delivery to the Agent of all financing statements, instruments and other documents (including direction letters) requested by the Agent.

        (iii) The Seller and each Originator will at all times maintain its chief executive offices within the jurisdiction of its organization (other than in the states of Florida, Maryland and Tennessee) in which Article 9 of the UCC is in effect. If the Seller or any Originator moves its chief executive office to a location that imposes Taxes, fees or other charges to perfect the Agent's and the Purchasers' interests hereunder or the Seller's interests under the Purchase Agreements, the Seller will pay all such amounts and any other costs and expenses incurred in order to maintain the enforceability of the Transaction Documents, the Sold Interest and the interests of the Agent and the Purchasers in the Receivables and Collections.

   (h) Performance of Duties. The Seller will perform, and will cause each Crompton Entity and Subsidiary and the Collection
Agent (if an Affiliate) to perform, its respective duties or obligations in accordance with the provisions of each of the Transaction Documents. The Seller (at its expense) will, and will cause each Crompton Entity to, (i) fully and timely perform in all material respects all agreements required to be observed by it in connection with each Receivable, (ii) comply in all material respects with the Credit and Collection Policy, and
(iii) refrain from any action that may impair the rights of the Agent or the Purchasers in the Receivables or Collections.

    (i) Payments on Receivables, Accounts. The Seller will, and will cause each Originator to, at all times instruct all Obligors to deliver payments on the Receivables to a Lock-Box Account. If any such payments or other Collections are received by the Seller or any Originator, it shall hold such payments in trust for the benefit of the Agent and the Purchasers and promptly (but in any event within two Business Days after receipt and identification thereof) remit such funds into a Lock-Box Account. The Seller will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Letter. The Seller will not permit the funds of any Affiliate to be deposited into any Lock-Box Account. If such funds are nevertheless deposited into any Lock-Box Account, the Seller will promptly identify such funds for segregation. The Seller will not, and will not permit any Collection Agent or other Person to, commingle Collections or other funds to which the Agent or any Purchaser is entitled with any other funds. The Seller shall only add, and shall only permit an Originator to add, a Lock-Box Bank, Lock-Box, or Lock-Box Account to those listed on Exhibit G if the Agent has received notice of such addition, a copy of any new Lock-Box Agreement and an executed and acknowledged copy of a Lock-Box Letter substantially in the form of Exhibit H (with such changes as are acceptable to the Agent) from any new Lock-Box Bank. The Seller shall only terminate a Lock-Box Bank or Lock-Box, or close a Lock-Box Account, upon 30 days advance notice to the Agent.

   (j) Sales and Adverse Claims Relating to Receivables. Except as otherwise provided herein, the Seller will not, and will not permit any Originator to, (by operation of law or otherwise) dispose of or otherwise transfer, or create or suffer to exist any Adverse Claim upon, any receivable or any proceed thereof.

    (k) Extension or Amendment of Receivables. Except as otherwise permitted in Section 3.2(b) and then subject to
Section 1.5, the Seller will not, and will not permit each Originator to, extend, amend, rescind or cancel any Receivable.

    (l)  Change in Business or Credit and Collection Policy.  The
Seller will not, and will not permit any Originator to, make any material change in the character of its business or in its Credit and Collection Policy.

    (m) Accounting for Sale. Except as provided in Section 9.9, the Seller will not, and will not permit any Crompton Entity to, account for, or otherwise treat, the transactions contemplated by the Transaction Documents other than as a sale of Receivables or inconsistent with the Agent's ownership interest in the Receivables and Collections.

                           Article VI
                         Indemnification

Section 6.1. Indemnities by the Seller. Without limiting any other rights any Person may have hereunder or under applicable law, the Seller hereby indemnifies and holds harmless, on an after-Tax basis, the Agent and each Purchaser and their respective officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, liabilities, penalties, Taxes, costs and expenses (including attorneys' fees and court costs) (all of the foregoing collectively, the "Indemnified Losses") at any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to any Transaction Document, the transactions contemplated thereby or the acquisition of any portion of the Sold Interest, or any action taken or omitted by any of the Indemnified Parties (including any action taken by the Agent as attorney-in-fact for the Seller pursuant to Section 3.5(b)), whether arising by reason of the acts to be performed by the Seller hereunder or otherwise, excluding only Indemnified Losses to the extent (a) a final judgment of a court of competent jurisdiction holds such Indemnified Losses resulted solely from gross negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) solely due to the credit risk of the Obligor and for which reimbursement would constitute recourse to the Seller or the Collection Agent for uncollectible Receivables or (c) such Indemnified Losses include Taxes on, or measured by, the overall net income of the Agent or any Purchaser computed in accordance with the Intended Tax Characterization; provided, however, that nothing contained in this sentence shall limit the liability of the Seller or the Collection Agent or limit the recourse of the Agent and each Purchaser to the Seller or the Collection Agent for any amounts otherwise specifically provided to be paid by the Seller or the Collection Agent hereunder. Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (a), (b) and (c) of the previous sentence, the Seller shall indemnify each Indemnified Party for Indemnified Losses (including losses in respect of uncollectible Receivables, regardless for these specific matters whether reimbursement therefor would constitute recourse to the Seller or the Collection Agent) relating to or resulting from:

         (i) any representation or warranty made by the Seller, any Crompton Entity or the Collection Agent (or any employee or agent of the Seller, any Crompton Entity or the Collection Agent) under or in connection with this Agreement, any Periodic Report or any other information or report delivered by the Seller, any Crompton Entity or the Collection Agent pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

        (ii) the failure by the Seller, any Crompton Entity, or the Collection Agent to comply with any applicable law, rule or regulation related to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation;

        (iii) the failure of the Seller to vest and maintain vested in the Agent, for the benefit of the Purchasers, a perfected ownership or security interest in the Sold Interest and the property conveyed pursuant to
     Section 1.1(e) and Section 1.8, free and clear of any Adverse Claim;

        (iv) any commingling of funds to which the Agent or any Purchaser is entitled hereunder with any other funds;

          (v) any failure of a Lock-Box Bank to comply with the terms of the applicable Lock-Box Letter;

         (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable, or any other claim resulting from the sale or lease of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

        (vii) any failure of the Seller or any Crompton Entity, or any Affiliate of any thereof, to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document to which such Person is a party (as a Collection Agent or otherwise);

      (viii) any action taken by the Agent as attorney-in-fact for the Seller pursuant to Section 3.5(b); or

          (ix) any environmental liability claim, products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort, arising out of or in connection with any Receivable or any other suit, claim or action of whatever sort relating to any of the Transaction Documents.

Section  6.2.   Increased Cost and Reduced  Return.   By  way  of
clarification, and not of limitation, of Section 6.1, if the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Amsterdam Funding Source, the Agent or any Purchaser (collectively, the "Funding Parties") with any request or directive (whether or not having the force of law) of any such Governmental Authority (a "Regulatory Change") (a) subjects any Funding Party to any charge or withholding on or in connection with a Funding Agreement or this Agreement (collectively, the "Funding Documents") or any Receivable, (b) changes the basis of taxation of payments to any of the Funding Parties of any amounts payable under any of the Funding Documents (except for changes in the rate of Tax on the overall net income of such Funding Party),
(c) imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or any credit extended by, any of the Funding Parties,
(d) has the effect of reducing the rate of return on such Funding Party's capital to a level below that which such Funding Party could have achieved but for such adoption, change or compliance (taking into consideration such Funding Party's policies concerning capital adequacy) or (e) imposes any other condition, and the result of any of the foregoing is (x) to impose a cost on, or increase the cost to, any Funding Party of its commitment under any Funding Document or of purchasing, maintaining or funding any interest acquired under any Funding Document, (y) to reduce the amount of any sum received or receivable by, or to reduce the rate of return of, any Funding Party under any Funding Document or (z) to require any payment calculated by reference to the amount of interests held or amounts received by it hereunder, then, upon demand by the Agent, the Seller shall pay to the Agent for the account of the Person such additional amounts as will compensate the Agent or such Purchaser (or, in the case of Amsterdam, will enable Amsterdam to compensate any Amsterdam Funding Source) for such increased cost or reduction. Each Funding Party agrees that on the occurrence of any event giving rise to the operation of this Section 6.2 with respect to such Funding Party, it will, if requested by the Seller, use reasonable efforts (subject to overall policy considerations of such Funding Party) to designate another office for any credit accommodation affected by such event, provided that such designation is made on such terms that such Funding Party and its office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section.

Section 6.3. Other Costs and Expenses. Also by way of clarification, and not of limitation, of Section 6.1, the Seller shall pay to the Agent on demand all costs and expenses in connection with (a) the preparation, execution, delivery and administration (including amendments of any provision) of the Transaction Documents, (b) the sale of the Sold Interest, (c) the perfection of the Agent's rights in the Receivables and Collections, (d) the enforcement by the Agent or the Purchasers of the obligations of the Seller under the Transaction Documents or of any Obligor under a Receivable and (e) the maintenance by the Agent of the Lock-Boxes and Lock-Box Accounts, including fees, costs and expenses of legal counsel for the Agent and Amsterdam relating to any of the foregoing or to advising the Agent, Amsterdam and any Amsterdam Funding Source about its rights and remedies under any Transaction Document or any related Funding Agreement and all costs and expenses (including counsel fees and expenses) of the Agent, each Purchaser and each Amsterdam Funding Source in connection with the enforcement of the Transaction Documents or any Funding Agreement and in connection with the administration of the Transaction Documents following a Termination Event. The Seller shall reimburse the Agent and Amsterdam for the cost of the Agent's or Amsterdam's auditors (which may be employees of such Person) auditing the books, records and procedures of the Seller. The Seller shall reimburse Amsterdam for any amounts Amsterdam must pay to any Amsterdam Funding Source pursuant to any Funding Agreement on account of any Tax. The Seller shall reimburse Amsterdam on demand for all other costs and expenses incurred by Amsterdam or any shareholder of Amsterdam in connection with the Transaction Documents or the transactions contemplated thereby, including the cost of auditing Amsterdam's books by certified public accountants, the cost of the Ratings and the fees and out-of-pocket expenses of counsel of the Agent, Amsterdam or any shareholder, or administrator, of Amsterdam for advice relating to Amsterdam's operation.

Section 6.4. Withholding Taxes. (a) All payments made by the Seller hereunder shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient). If any such withholding is so required, the Seller shall make the withholding, pay the amount withheld to the appropriate authority before penalties attach thereto or interest accrues thereon and pay such additional amount as may be necessary to ensure that the net amount actually received by each Purchaser and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount that Purchaser or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Purchaser pays any such taxes, penalties or interest the Seller shall reimburse the Agent or such Purchaser for that payment on demand. If the Seller pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Purchaser or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment.

    (b) Before the first date on which any amount is payable hereunder for the account of any Purchaser not incorporated under the laws of the USA such Purchaser shall deliver to the Seller and the Agent each two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form) certifying that such Purchaser is entitled to receive payments hereunder without deduction or withholding of any United States federal income taxes. Each such Purchaser shall replace or update such forms when necessary to maintain any applicable exemption and as requested by the Agent or the Seller.

Section  6.5.   Payments and Allocations.  If  any  Person  seeks
compensation pursuant to this Article VI, such Person shall deliver to the Seller and the Agent a certificate setting forth the amount due to such Person, a description of the circumstance giving rise thereto and the basis of the calculations of such amount, which certificate shall be conclusive absent demonstrable error. The Seller shall pay to the Agent (for the account of such Person) the amount shown as due on any such certificate within 10 Business Days after receipt of the notice.

                           Article VII
                      Conditions Precedent

Section 7.1. Conditions to Closing. This Agreement shall become effective on the first date all conditions in this Section 7.1 are satisfied. On or before such date, the Seller shall deliver to the Agent the following documents in form, substance and quantity acceptable to the Agent:

          (a) A certificate of the Secretary of each of the Seller and each Crompton Entity certifying (i) the resolutions of the Seller's and each Crompton Entity's board of directors approving each Transaction Document to which it is a party, (ii) the name, signature, and authority of each officer who executes on the Seller's or any Crompton Entity's behalf a Transaction Document (on which certificate the Agent and each Purchaser may conclusively rely until a revised certificate is received), (iii) the Seller's and each Crompton Entity's certificate or articles of incorporation certified by the Secretary of State of its state of incorporation, (iv) a copy of the Seller's and each Crompton Entity's by-laws and (v) good standing certificates issued by the Secretaries of State of each jurisdiction in which the Seller or any Crompton Entity is incorporated.

          (b) All instruments and other documents required, or deemed desirable by the Agent, to perfect the Agent's first priority interest in the Receivables and Collections in all appropriate jurisdictions.

          (c) UCC search reports from all jurisdictions the Agent requests.

           (d) Executed copies of (i) all consents and authorizations necessary in connection with the Transaction Documents (ii) direction letters executed by the Seller and each Originator authorizing the Agent to inspect and make copies from the Seller's and each Originator's books and records with respect to the Receivables maintained at any off-site data processing or storage facilities, (iii) all Lock-Box Letters, (iv) a compliance certificate in the form of Exhibit I covering the period ending August 31, 1998,
     (v) a Periodic Report covering the month ended August 31, 1998, and (vi) each Transaction Document.

          (e) Favorable opinions of counsel to the Seller and each Crompton Entity (and, if requested by Amsterdam, the Enhancer or any Liquidity Provider and then at the expense of the Seller) covering such matters as Amsterdam or the Agent may request.

         (f) Such other approvals, opinions or documents as the Agent or Amsterdam may request.

Section 7.2. Conditions to Each Purchase. The obligation of each Committed Purchaser to make any Purchase, and the right of the Seller to request or accept any Purchase, are subject to the conditions (and each Purchase shall evidence the Seller's representation and warranty that clauses (a)-(e) of this
Section 7.2 have been satisfied) that on the date of such Purchase before and after giving effect to the Purchase:

         (a) no Potential Termination Event shall then exist or shall occur as a result of the Purchase;

         (b)   the Liquidity Termination Date has not occurred;

          (c) after giving effect to the application of the proceeds of such Purchase, (x) the outstanding Matured Aggregate Investment would not exceed the Aggregate Commitment and (y) the outstanding Aggregate Investment would not exceed the Purchase Limit;

          (d) the representations and warranties in Section 4.1 are true and correct in all material respects on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date); and

          (e) each of the Seller and each Crompton Entity is in full compliance with the Transaction Documents (including all covenants and agreements in Article V).

Nothing in this Section 7.2 limits the obligations (including those in Section 2.1) of each Committed Purchaser to Amsterdam.

                          Article VIII
                            The Agent

Section 8.1. Appointment and Authorization. Each Purchaser hereby irrevocably designates and appoints ABN AMRO Bank N.V. as the "Agent" hereunder and authorizes the Agent to take such actions and to exercise such powers as are delegated to the Agent hereby and to exercise such other powers as are reasonably incidental thereto. The Agent shall hold, in its name, for the benefit of each Purchaser, the Purchase Interest of the Purchaser. The Agent shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Agent. The Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Agent ever be required to take any action which exposes the Agent to personal liability or which is contrary to the provision of any Transaction Document or applicable law.

Section 8.2. Delegation of Duties. The Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 8.3. Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Instructing Group or (ii) in the absence of such Person's gross negligence or willful misconduct. The Agent shall not be responsible to any Purchaser or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, any Crompton Entity or any of their Affiliates,
(ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document,
(iii) any failure of the Seller, any Crompton Entity or any of their Affiliates to perform any obligation or (iv) the satisfaction of any condition specified in Article VII. The Agent shall not have any obligation to any Purchaser to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, any Crompton Entity or any of their Affiliates.

Section 8.4. Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document, other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Purchasers, and assurance of its indemnification, as it deems appropriate.

Section 8.5. Assumed Payments. Unless the Agent shall have received notice from the applicable Purchaser before the date of any Put or of any Incremental Purchase that such Purchaser will not make available to the Agent the amount it is scheduled to remit as part of such Put or Incremental Purchase, the Agent may assume such Purchaser has made such amount available to the Agent when due (an "Assumed Payment") and, in reliance upon such assumption, the Agent may (but shall have no obligation to) make available such amount to the appropriate Person. If and to the extent that any Purchaser shall not have made its Assumed Payment available to the Agent, such Purchaser (and the Seller in the case of any Incremental Purchase) hereby agrees to pay the Agent forthwith on demand such unpaid portion of such Assumed Payment up to the amount of funds actually paid by the Agent, together with interest thereon for each day from the date of such payment by the Agent until the date the requisite amount is repaid to the Agent, at a rate per annum equal to the Federal Funds Rate plus 2%.

Section 8.6. Notice of Termination Events. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Termination Event unless the Agent has received notice from any Purchaser or the Seller stating that a Potential Termination Event has occurred hereunder and describing such Potential Termination Event. The Agent shall take such action concerning a Potential Termination Event as may be directed by the Instructing Group (or, if required for such action, all of the Purchasers), but until the Agent receives such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Agent deems advisable and in the best interests of the Purchasers.

Section 8.7. Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Seller or any Crompton Entity, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, the Crompton Entities, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. The Agent shall deliver each month to any Purchaser that so requests a copy of the Periodic Report(s) received covering the preceding calendar month. Except for items specifically required to be delivered hereunder, the Agent shall not have any duty or responsibility to provide any Purchaser with any information concerning the Seller, any Crompton Entity or any of their Affiliates that comes into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 8.8. Agent and Affiliates. The Agent and its Affiliates may extend credit to, accept deposits from and generally engage in any kind of business with the Seller, any Crompton Entity or any of their Affiliates and, in its roles as a Liquidity Provider and the Enhancer, ABN AMRO may exercise or refrain from exercising its rights and powers as if it were not the Agent. The parties acknowledge that ABN AMRO acts as agent for Amsterdam and subagent for Amsterdam's management company in various capacities, as well as providing credit facilities and other support for Amsterdam not contained in the Transaction Documents.

Section 8.9. Indemnification. Each Committed Purchaser shall indemnify and hold harmless the Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller or any Crompton Entity and without limiting the obligation of the Seller or any Crompton Entity to do so), ratably in accordance with its Ratable Share from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such Person as finally determined by a court of competent jurisdiction).

Section 8.10. Successor Agent.  The Agent may, upon at least five
(5) days notice to the Seller and each Purchaser, resign as Agent. Such resignation shall not become effective until a successor agent is appointed by an Instructing Group and has accepted such appointment. Upon such acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Agent's resignation hereunder, the provisions of Article VI and this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent.

Article IX

                          Miscellaneous

Section  9.1.  Termination.  Amsterdam shall cease to be a  party hereto when the Amsterdam Termination Date has occurred, Amsterdam holds no Investment and all amounts payable to it hereunder have been indefeasibly paid in full. This Agreement shall terminate following the Liquidity Termination Date when no Investment is held by a Purchaser and all other amounts payable hereunder have been indefeasibly paid in full, but the rights and remedies of the Agent and each Purchaser concerning any representation, warranty or covenant made, or deemed to be made, by the Seller and under Article VI and Section 8.9 shall survive such termination.

Section 9.2. Notices. Unless otherwise specified, all notices and other communications hereunder shall be in writing (including by telecopier or other facsimile communication), given to the appropriate Person at its address or telecopy number set forth on the signature pages hereof or at such other address or telecopy number as such Person may specify, and effective when received at the address specified by such Person. Each party hereto, however, authorizes the Agent to act on telephone notices of Purchases, Puts, and Discount Rate and Tranche Period selections from any person the Agent in good faith believes to be acting on behalf of the relevant party and, at the Agent's option, to tape record any such telephone conversation. Each party hereto agrees to deliver promptly to the Agent a confirmation of each telephone notice given or received by such party (signed by an authorized officer of such party), but the absence of such confirmation shall not affect the validity of the telephone notice. The Agent's records of all such conversations shall be deemed correct and, if the confirmation of a conversation differs in any material respect from the action taken by the Agent, the records of the Agent shall govern absent manifest error. The number of days for any advance notice required hereunder may be waived (orally or in writing) by the Person receiving such notice and, in the case of notices to the Agent, the consent of each Person to which the Agent is required to forward such notice.

Section   9.3.    Payments  and  Computations.    Notwithstanding
anything herein to the contrary, any amounts to be paid or transferred by the Seller or the Collection Agent to, or for the benefit of, any Purchaser or any other Person shall be paid or transferred to the Agent (for the benefit of such Purchaser or other Person). The Agent shall promptly (and, if reasonably practicable, on the day it receives such amounts) forward each such amount to the Person entitled thereto and such Person shall apply the amount in accordance herewith. All amounts to be paid or deposited hereunder shall be paid or transferred on the day when due in immediately available Dollars (and, if due from the Seller or Collection Agent, by 11:00 a.m. (Chicago time), with amounts received after such time being deemed paid on the Business Day following such receipt). The Seller hereby authorizes the Agent to debit the Seller Account for application to any amounts owed by the Seller hereunder. The Seller shall, to the extent permitted by law, pay to the Agent upon demand, for the account of the applicable Person, interest on all amounts not paid or transferred by the Seller or the Collection Agent when due hereunder at a rate equal to the Prime Rate plus 2%, calculated from the date any such amount became due until the date paid in full. Any payment or other transfer of funds scheduled to be made on a day that is not a Business Day shall be made on the next Business Day, and any Discount Rate or interest rate accruing on such amount to be paid or transferred shall continue to accrue to such next Business Day. All computations of interest, fees, and Discount shall be calculated for the actual days elapsed based on a 360 day year.

Section 9.4. Sharing of Recoveries. Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Investment or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchasers in such recovery (as if such recovery were distributed pursuant to Section 2.3). If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 9.5. Right of Setoff. During a Termination Event, each Purchaser is hereby authorized (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser (including by any branches or agencies of such Purchaser) to, or for the account of, the Seller against amounts owing by the Seller hereunder (even if contingent or unmatured).

Section 9.6. Amendments. Except as otherwise expressly provided herein, no amendment or waiver hereof shall be effective unless signed by the Seller and the Instructing Group. In addition, no amendment hereof shall, without the consent of (a) all the Liquidity Providers, (i) extend the Liquidity Termination Date or the date of any payment or transfer of Collections by the Seller to the Collection Agent or by the Collection Agent to the Agent,
(ii) reduce the rate or extend the time of payment of Discount for any Eurodollar Tranche or Prime Tranche, (iii) reduce or extend the time of payment of any fee payable to the Liquidity Providers, (iv) except as provided herein, release, transfer or modify any Committed Purchaser's Purchase Interest or change any Commitment, (v) amend the definition of Required Liquidity Providers, Instructing Group, Termination Event or Section 1.1, 1.2, 1.5, 1.7(a), 2.1, 2.2, 2.3, 7.2 or 9.6, Article VI, or any
obligation of any Crompton Entity thereunder, (vi) consent to the assignment or transfer by the Seller or any Originator of any interest in the Receivables other than transfers under the Transaction Documents or permit any Crompton Entity to transfer any of its obligations under any Transaction Document except as expressly contemplated by the terms of the Transaction Documents, or (vii) amend any defined term relevant to the restrictions in clauses (i) through (vi) in a manner which would circumvent the intention of such restrictions or (b) the Agent, amend any provision hereof if the effect thereof is to affect the indemnities to, or the rights or duties of, the Agent or to reduce any fee payable for the Agent's own account. Notwithstanding the foregoing, the amount of any fee or other payment due and payable from the Seller to the Agent (for its own account), Amsterdam or the Enhancer may be changed or otherwise adjusted solely with the consent of the Seller and the party to which such payment is payable. Any amendment hereof shall apply to each Purchaser equally and shall be binding upon the Seller, the Purchasers and the Agent.

Section 9.7. Waivers. No failure or delay of the Agent or any Purchaser in exercising any power, right, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or further exercise thereof or the exercise of any other power, right, privilege or remedy. Any waiver hereof shall be effective only in the specific instance and for the specific purpose for which such waiver was given. After any waiver, the Seller, the Purchasers and the Agent shall be restored to their former position and rights and any Potential Termination Event waived shall be deemed to be cured and not continuing, but no such waiver shall extend to (or impair any right consequent upon) any subsequent or other Potential Termination Event. Any additional Discount that has accrued after a Termination Event before the execution of a waiver thereof, solely as a result of the occurrence of such Termination Event, may be waived by the Agent at the direction of the Purchaser entitled thereto or, in the case of Discount owing to the Liquidity Providers, of the Required Liquidity Providers.

Section    9.8.     Successors   and   Assigns;   Participations;
Assignments.

    (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, the Seller may not assign or transfer any of its rights or delegate any of its duties without the prior consent of the Agent and the Purchasers.

    (b) Participations. Any Purchaser may sell to one or more Persons (each a "Participant") participating interests in the interests of such Purchaser hereunder. Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller and the Agent shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations hereunder. Each Participant shall be entitled to the benefits of Article VI and shall have the right of setoff through its participation in amounts owing hereunder to the same extent as if it were a Purchaser hereunder, which right of setoff is subject to such Participant's obligation to share with the Purchasers as provided in Section 9.4. A Purchaser shall not agree with a Participant to restrict such Purchaser's right to agree to any amendment hereto, except amendments described in clause (a) of Section 9.6.

    (c) Assignments by Liquidity Providers. Any Liquidity Provider may assign to one or more Persons ("Purchasing Liquidity Providers"), acceptable to the Agent in its sole discretion, any portion of its Commitment as a Liquidity Provider and Purchase Interest pursuant to a supplement hereto (a "Transfer Supplement") in form satisfactory to the Agent executed by each such Purchasing Liquidity Provider, such selling Liquidity Provider and the Agent. Any such assignment by a Liquidity Provider must be for an amount of at least Five Million Dollars. Each Purchasing Liquidity Provider shall pay a fee of Three Thousand Dollars to the Agent. Any partial assignment shall be an assignment of an identical percentage of such selling Liquidity Provider's Investment and its Commitment as a Liquidity Provider. Upon the execution and delivery to the Agent of the Transfer Supplement and payment by the Purchasing Liquidity Provider to the selling Liquidity Provider of the agreed purchase price, such selling Liquidity Provider shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Liquidity Provider shall for all purposes be a Liquidity Provider party hereto and shall have all the rights and obligations of a Liquidity Provider hereunder to the same extent as if it were an original party hereto with a Commitment as a Liquidity Provider, an Investment and any related Assigned Amsterdam Settlement described in the Transfer Supplement.

    (d) Replaceable Liquidity Providers. If any Liquidity Provider (a "Replaceable Liquidity Provider") shall (i) petition the Seller for any amounts under Section 6.2 or (ii) cease to have a short-term debt rating of "A-1" by S&P and "P-1" by Moody's, the Seller or Amsterdam may designate a replacement financial institution (a "Replacement Liquidity Provider") acceptable to the Agent, in its sole discretion, to which such Replaceable Liquidity Provider shall, subject to its receipt of an amount equal to its Investment, any related Assigned Amsterdam Settlement, and accrued Discount and fees thereon and all amounts payable under Section 6.2, promptly assign all of its rights, obligations and Liquidity Provider Commitment hereunder, together with all of its Purchase Interest, and any related Assigned Amsterdam Settlement, to the Replacement Liquidity Provider in accordance with Section 9.8(c).

    (e) Assignment by Amsterdam. Each party hereto agrees and consents (i) to Amsterdam's assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Amsterdam Purchase Interest and the Amsterdam Settlement and (ii) to the complete assignment by Amsterdam of all of its rights and obligations hereunder to ABN AMRO or any other Person, and upon such assignment Amsterdam shall be released from all obligations and duties hereunder; provided, however, that Amsterdam may not, without the prior consent of the Required Liquidity Providers and the Enhancer, transfer any of its rights under Section 2.1 to cause the Liquidity Providers or the Enhancer to purchase the Amsterdam Purchase Interest and the Amsterdam Settlement unless the assignee (i) is a corporation whose principal business is the purchase of assets similar to the Receivables, (ii) has ABN AMRO as its administrative agent and (iii) issues commercial paper with credit ratings substantially comparable to the Ratings. Amsterdam shall promptly notify each party hereto of any such assignment. Upon such an assignment of any portion of Amsterdam's Purchase Interest and the Amsterdam Settlement, the assignee shall have all of the rights of Amsterdam hereunder relate to such Amsterdam Purchase Interest and Amsterdam Settlement.

    (f)   Opinions of Counsel.  If required by the  Agent  or  to
maintain   the   Ratings,  each  Transfer  Supplement   must   be
accompanied by an opinion of counsel of the assignee as to such matters as the Agent may reasonably request.

Section 9.9. Intended Tax Characterization. It is the intention of the parties hereto that, for the purposes of all Taxes, the transactions contemplated hereby shall be treated as a loan by the Purchasers (through the Agent) to the Seller that is secured by the Receivables (the "Intended Tax Characterization"). The
parties hereto agree to report and otherwise to act for the purposes of all Taxes in a manner consistent with the Intended Tax Characterization. As provided in Section 5.1(g), the Seller hereby grants to the Agent, for the ratable benefit of the Purchasers, a security interest in all Receivables and Collections to secure the payment of all amounts other than Investment owing hereunder and (to the extent of the Sold Interest) to secure the repayment of all Investment.

Section 9.10. Waiver of Confidentiality. The Seller hereby consents to the disclosure of any nonpublic information relating to the Seller, any Affiliate, or the Transaction Documents among the Agent and the Purchasers and by the Agent or the Purchasers to (i) any officers, directors, members, managers, employees or outside accountants, auditors or attorneys thereof, (ii) any prospective or actual assignee or participant, (iii) any rating agency, surety, guarantor or credit or liquidity enhancer to the Agent or any Purchaser, (iv) any entity organized to purchase, or make loans secured by, financial assets for which ABN AMRO provides managerial services or acts as an administrative agent,
(v) Amsterdam's administrator, management company, referral agents, issuing agents or depositaries or CP Dealers and
(vi) Governmental Authorities with appropriate jurisdiction.

Section 9.11. Confidentiality of Agreement. Unless otherwise consented to by the Agent, the Seller hereby will not disclose the contents of any Transaction Document, or any other confidential or proprietary information furnished by the Agent or any Purchaser, to any Person other than to (i) its auditors and attorneys, Affiliates, officers, directors, members, managers, employees, outside accountants or as required by applicable law or (ii) Governmental Authorities with appropriate jurisdiction.

Section  9.12.  Agreement  Not to Petition.   Each  party  hereto
agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money for Amsterdam, not, prior to the date which is one (1) year and one (1) day after the payment in full of all such indebtedness, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause Amsterdam to invoke, the process of any Governmental Authority for the purpose of (a) commencing or sustaining a case against Amsterdam under any federal or state bankruptcy, insolvency or similar law (including the Federal Bankruptcy Code), (b) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Amsterdam, or any substantial part of its property, or (c) ordering the winding up or liquidation of the affairs of Amsterdam.

Section  9.13.  Excess Funds.  Other than amounts  payable  under
Section 9.4, Amsterdam shall be required to make payment of the amounts required to be paid pursuant hereto only if Amsterdam has Excess Funds (as defined below). If Amsterdam does not have Excess Funds, the excess of the amount due hereunder (other than pursuant to Section 9.4) over the amount paid shall not constitute a "claim" (as defined in Section 101(5) of the Federal Bankruptcy Code) against Amsterdam until such time as Amsterdam has Excess Funds. If Amsterdam does not have sufficient Excess Funds to make any payment due hereunder (other than pursuant to
Section 9.4), then Amsterdam may pay a lesser amount and make additional payments that in the aggregate equal the amount of deficiency as soon as possible thereafter. The term "Excess Funds" means the excess of (a) the aggregate projected value of Amsterdam's assets and other property (including cash and cash equivalents), over (b) the sum of (i) the sum of all scheduled payments of principal, interest and other amounts payable on publicly or privately placed indebtedness of Amsterdam for borrowed money, plus (ii) the sum of all other liabilities, indebtedness and other obligations of Amsterdam for borrowed money or owed to any credit or liquidity provider, together with all unpaid interest then accrued thereon, plus (iii) all taxes payable by Amsterdam to the Internal Revenue Service, plus (iv) all other indebtedness, liabilities and obligations of Amsterdam then due and payable, but the amount of any liability, indebtedness or obligation of Amsterdam shall not exceed the projected value of the assets to which recourse for such liability, indebtedness or obligation is limited. Excess Funds shall be calculated once each Business Day.

Section 9.14. No Recourse. The obligations of Amsterdam, its management company, its administrator and its referral agents (each a "Program Administrator") under any Transaction Document or other document (each, a "Program Document") to which a Program Administrator is a party are solely the corporate obligations of such Program Administrator and no recourse shall be had for such obligations against any Affiliate, director, officer, member, manager, employee, attorney or agent of any Program Administrator.

Section 9.15. Limitation of Liability. No Person shall make a claim against the Agent or any Purchaser (or their respective Affiliates, directors, officers, members, managers, employees, attorneys or agents) for any special, indirect, consequential or punitive damages under any claim for breach of contract or other theory of liability in connection with the Transaction Documents or the transactions contemplated thereby, and the Seller (for itself, the Collection Agent and all other Persons claiming by or through the Seller) hereby waives any claim for any such damages.

Section 9.16. Headings; Counterparts. Article and Section Headings in this Agreement are for reference only and shall not affect the construction of this Agreement. This Agreement may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

Section 9.17. Cumulative Rights and Severability. All rights and remedies of the Purchasers and Agent hereunder shall be cumulative and non-exclusive of any rights or remedies such
Persons have under law or otherwise. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting such provision in any other jurisdiction.

Section 9.18. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of New York. The Seller hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York, New York for purposes of all legal proceedings arising out of, or relating to, the Transaction Documents or the transactions contemplated thereby. The Seller hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum. Nothing in this Section 9.18 shall affect the right of the Agent or any Purchaser to bring any action or proceeding against the Seller or its property in the courts of other jurisdictions.

Section 9.19. Waiver of Trial by Jury. To the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of, or in connection with, any transaction document or any matter arising thereunder.

Section   9.20.  Entire  Agreement.   The  Transaction  Documents
constitute the entire understanding of the parties thereto concerning the subject matter thereof. Any previous or contemporaneous agreements, whether written or oral, concerning such matters are superseded thereby.

     In Witness Whereof, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.



ABN AMRO Bank N.V.,             ABN AMRO Bank N.V., as the
as the Agent                    Enhancer


By:                             By:
Title:                          Title:


By:                             By:
Title:                          Title:
Address:   Structured Finance,  Address: Structured Finance,
Asset Securitization            Asset Securitization
135 South LaSalle Street        135 South LaSalle Street
Chicago, Illinois 60674-9135    Chicago, Illinois  60674-9135
Attention: Purchaser Agent-     Attention:Enhancer-
Amsterdam                       Amsterdam
Telephone: (312) 904-6263       Telephone: (312) 904-6263
Telecopy:  (312) 904-6376       Telecopy:  (312) 904-6376


ABN AMRO Bank N.V.,              Amsterdam Funding Corporation
as a Liquidity Provider


By:                              By:
Title:                           Title:


By:                              Address:c/o Global Securitization
                                 Services, LLC
Title:                           400 West Main Street, Suite 338
Address:  Structured Finance,    New York, New York  11702
Asset Securitization             Attention: Andrew Stidd
135 South LaSalle Street
Chicago, Illinois 60674-9135     Telephone: (631) 587-4700
Attention: Administrator -       Telecopy: (212) 302-8767
           Amsterdam
Telephone: (312) 904-6263
Telecopy:  (312) 904-6376

                    with a copy to:

                    ABN AMRO Bank N.V.
                    Address:    Structured Finance,
                                Asset Securitization
                                135 South LaSalle Street
                                Chicago, Illinois 60674-9135
                                Attention: Administrator -
                                           Amsterdam
                                Telephone:  (312) 904-6263
                                Telecopy:   (312) 904-6376



Crompton & Knowles Receivables        Crompton Corporation,
Corporation, as Seller                as Initial Collection Agent


By:                                   By:
Title:                                Title:
Address:  One American Lane           Address: One American Lane
Greenwich, Connecticut  06831         Greenwich, Connecticut  06831
Atten:  Robert A. Marchitello         Atten: Robert A. Marchitello
Telephone:  (203) 552-3150            Telephone: (203) 552-3150
Telecopy:   (203) 552-2868            Telecopy:  (203) 552-2868

Notices sent to:                      Notices sent to:

One American Lane                     One American Lane
Greenwich, Connecticut  06831         Greenwich, Connecticut 06831
Atten:  Robert A. Marchitello         Atten: Robert A. Marchitello

   With a copy to:                  With a copy to:

   Crompton Corporation             Crompton Corporation
   Benson Road                      Benson Road
   Middlebury, Conneticut 06749     Middlebury, Connecticut 06749




                           Schedule I
                           Definitions

     The following terms have the meanings set forth, or referred to, below:

     "ABN AMRO" means ABN AMRO Bank N.V. in its individual capacity and not in its capacity as the Agent.

     "Adverse Claim" means, for any asset or property of a Person, a lien, security interest, charge, mortgage, pledge, hypothecation, assignment or encumbrance, or any other right or claim, in, of or on such asset or property in favor of any other Person, except (i) those in favor of the Agent and (ii) liens for taxes, assessments or charges of any Governmental Authority (other than Tax or ERISA liens) and liens of landlords, carriers, warehousemen, mechanics and materialmen imposed by law in the ordinary course of business, in each case (a) for amounts not yet due or (b) which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP.

     "Affiliate" means, for any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, "control" means the power, directly or indirectly, to cause the direction of the management and policies of a Person.

     "Agent" is defined in the first paragraph hereof.

     "Agent's Account" means the account designated to the Seller and the Purchasers by the Agent.

     "Aggregate Commitment" means $204,000,000, as  such   amount
may be reduced pursuant to Section 1.6.

     "Aggregate Investment" means the sum of the Investments of all Purchasers.

     "Aggregate Reserve" means, at any time at which such amount is calculated, the sum of the Loss Reserve, Dilution Reserve and Discount Reserve.

     "Allocated Commercial Paper" means commercial paper notes issued by Amsterdam for a tenor and in an amount specifically requested by any Person in connection with a Receivable Purchase
Facility.

     "Amsterdam" is defined in the first paragraph hereof.

     "Amsterdam Funding Source" means any insurance company, bank or other financial institution providing liquidity, back-up purchase or credit support for Amsterdam.

     "Amsterdam Settlement" means the sum of all claims and rights to payment pursuant to Section 1.5 or 1.7 or any other provision owed to Amsterdam (or owed to the Agent or the Collection Agent for the benefit of Amsterdam) by the Seller that, if paid, would be applied to reduce Amsterdam's Investment.

     "Amsterdam Termination Date" means the earliest of (a) the Business Day designated by Amsterdam at any time to the Seller and (c) the Liquidity Termination Date.

     "Assigned  Amsterdam Settlement" means, for  each  Committed
Purchaser  for any Put, the product of such Purchaser's Purchased
Percentage and the amount of the Amsterdam Settlement being transferred pursuant to such Put.

     "Bankruptcy Event" means, for any Person, that (a) such Person makes a general assignment for the benefit of creditors or any proceeding is instituted by or against such Person seeking to adjudicate it bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (b) such Person takes any corporate action to authorize any such action.

     "Break Funding Costs" means for any Pool Funded Purchase Interest amounts payable to Amsterdam under the applicable Receivables Purchase Facility in connection with any prepayment or amortization if amounts payable thereunder in excess of the amount of the investment or loan prepaid or amortized and accrued and unpaid interest or discount thereon.

     "Business Day" means any day other than (a) a Saturday, Sunday or other day on which banks in the States of New York, Connecticut or Illinois are authorized or required to close, (b) a holiday on the Federal Reserve calendar and, (c) solely for matters relating to a Eurodollar Tranche, a day on which dealings in Dollars are not carried on in the London interbank market.

     "Charge-Off" means any Receivable that has or should have been (in accordance with the Credit and Collection Policy) charged off or written off by the Seller.

     "Collection" means any amount paid, or deemed paid, on a Receivable, including from the proceeds of collateral securing, or any guaranty of, such Receivable or by the Seller under
Section 1.5(b).

     "Collection Agent" is defined in Section 3.1(a).

     "Collection Agent Replacement Event" means the occurrence of any one or more of the following:

          (a) any failure by the Collection Agent to make any payment, transfer or deposit required by any Transaction
     Document to be made by it which failure continues unremedied for one Business Day;

          (b) failure on the part of the Collection Agent to observe or perform any covenant or agreement contained in Sections 3.2 or 3.3 of this Agreement;

          (c) failure on the part of the Collection Agent to observe or perform any other covenant or agreement set forth in this Agreement or any other Transaction Document, which failure has a material adverse effect on any Purchaser and continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of the failure, requiring the same to be remedied, shall have been given to the Collection Agent by any Purchaser, or to and
     (ii) the date on which the Collection Agent became aware of such failure;

          (d) the Daily Report shall fail to have been correct in any material respect when made or delivered or shall not have been delivered when required under the terms hereof;

         (e) the Monthly Report shall fail to have been correct in any material respect when made or delivered, or shall not have been delivered when required under the terms hereof, and such condition continues unremedied for a period of three Business Days;

            (f) any written representation, warranty, certification or statement made by the Collection Agent in, or pursuant to, any Transaction Document proves to have been incorrect in any material adverse respect when made; or

         (g)   the Collection Agent suffers a Bankruptcy Event.

     "Collection Agent Fee" is defined in Section 3.6.

     "Commitment" means, for each Committed Purchaser, the amount set forth on Schedule II, as adjusted in accordance with Sections
1.6 and 9.8.

     "Committed Purchasers" is defined in Section 1.1(b).

     "Concentration Limit" means (i) with respect to Obligors with senior unsecured long-term indebtedness rated A- (or higher) by S&P or A3 (or higher) by Moody's, an amount not to exceed 5% of the Eligible Receivables Balance, and (ii) with respect to all other Obligors, an amount not to exceed 3% of the Eligible Receivables Balance.

     "CP Dealer" means, at any time, each Person Amsterdam then engages as a placement agent or commercial paper dealer.

     "CP Rate" means, for any CP Tranche Period, a rate per annum equal to (a) the weighted average of the rates at which commercial paper notes having a term equal to such CP Tranche Period may be sold by any CP Dealer selected by Amsterdam, as agreed between each such CP Dealer and Amsterdam, plus (b) on or after the occurrence of a Termination Event, 2%. If such rate is a discount rate, the CP Rate shall be the rate resulting from Amsterdam's converting such discount rate to an interest-bearing equivalent rate. If Amsterdam determines that due to disruptions in the commercial paper market that it is unable to issue commercial paper, then the CP Rate shall be the Prime Rate for so long as such condition shall continue. The CP Rate shall include all costs and expenses to Amsterdam of issuing the related commercial paper notes, including all dealer commissions and note issuance costs in connection therewith.

     "Credit and Collection Policy" means the Seller's credit and collection policy and practices relating to Receivables attached hereto as Exhibit J.

     "Crompton Credit Agreement" means that certain Five Year Credit Agreement, dated as of October 28, 1999, among CK Witco Corporation (now known as Crompton Corporation), the Eligible Subsidiaries referred to therein, the Banks listed therein, The Chase Manhattan Bank, as Syndication Agent, Citibank N.A., as Administrative Agent, and Bank of America and Deutsche Bank Securities Inc., as Co-Documentation Agents, as such may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Crompton Entity" means the Parent and each Originator.

     "Deemed Collections" is defined in Section 1.5(c).

     "Default Ratio" means, at any time, the ratio of (a) the then aggregate outstanding balance of all Defaulted Receivables
(minus Charge-Offs) to (b) the then aggregate outstanding balance of all Receivables (minus Charge-Offs).

     "Defaulted Receivable" means any Receivable (a) on which any amount is unpaid more than (i) for Davis-Standard Corporation, 90 days past its original invoice date and (ii) for all other Originators, 90 days past its original due date, or (b) the Obligor on which has suffered a Bankruptcy Event.

     "Delinquency Ratio" means, at any time, the ratio of (a) the then aggregate outstanding balance of all Delinquent Receivables to (b) the then aggregate outstanding balance of all Receivables.

     "Delinquent Receivable" means any Receivable (other than a Charge-Off or Defaulted Receivable) on which any amount is unpaid more than (i) for Davis Standard Corporation, 31-90 days past its original invoice date and (ii) for all other Originators, 31-90 days past its original due date.

     "Designated Financial Officer" means each of Chief Financial
Officer, Treasurer and Assistant Treasurer.

     "Dilution Ratio" means, for any period, the ratio computed by dividing (a) the aggregate amount of payments owed by the Seller pursuant to the first sentence of Section 1.5(b) during such period by (b) the aggregate amount of Collections received during such period.

     "Dilution Reserve" means, at any time prior to the occurrence of a Dilution Reserve Trigger Event, 0, and upon the occurrence of a Dilution Reserve Trigger Event, 3 times the highest Dilution Ratio (expressed as a decimal) as of the last day of each of the last twelve calendar months.

     "Dilution Reserve Trigger Event" shall mean at any time either (A) the Parent's long-term unsecured, unsubordinated indebtedness is rated less than "BBB-" by S&P or "Baa3" by Moody's (or S&P or Moody's has withdrawn or suspended such rating) and the Seller has not provided the Agent with written notice (which notice may only be given once during the term of this Agreement) within two Business Days of such downgrade or withdrawal that it agrees to pay the increased fees provided for in the Fee Letter or (B) the Parent's long-term unsecured, unsubordinated indebtedness is rated less than "BBB-" by S&P and "Baa3" by Moody's (or S&P or Moody's has withdrawn or suspended such rating).

     "Discount" means, for any Tranche Period, (a) the product of
(i) the Discount Rate for such Tranche Period, (ii) the total amount of Investment allocated to the Tranche Period, and (iii) the number of days elapsed during the Tranche Period divided by
(b) 360 days.

     "Discount Period" means, with respect to any Settlement Date or the Liquidity Termination Date, the period from and including the preceding Settlement Date (or if none, the date that the first Incremental Purchase is made hereunder) to but not including such Settlement Date or Liquidity Termination Date, as applicable.

     "Discount Rate" means, for any Tranche Period, the CP Rate, the Eurodollar Rate or the Prime Rate, as applicable.

     "Discount  Reserve"  means, at  any  time,  the  product  of
(a) 1.5 multiplied by (b) the rate announced by ABN AMRO as its "Prime Rate" (which may not be its best or lowest rate) plus 100 basis points (1.00%) multiplied by (c) Aggregate Investment multiplied by (d) a fraction, the numerator of which is the average Turnover Rate as of the last day of the last three calendar months and the denominator of which is 360.

     "Dollar" and "$" means lawful currency of the United States of America.

     "Early Payment Fee" means, if any Investment of a Purchaser allocated (or, in the case of a requested Purchase not made by the Committed Purchasers for any reason other than their default, scheduled to be allocated) to a Tranche Period for a CP Tranche or Eurodollar Tranche is reduced or terminated before the last day of such Tranche Period (the amount of Investment so reduced or terminated being referred to as the "Prepaid Amount"), the cost to the relevant Purchaser of terminating or reducing such Tranche, which (a) for a CP Tranche means any compensation payable in prepaying the related commercial paper or, if not prepaid, any shortfall between the amount that will be available to Amsterdam on the maturity date of the related commercial paper from reinvesting the Prepaid Amount in Permitted Investments and the Face Amount of such commercial paper and (b) for a Eurodollar Tranche will be determined based on the difference between the LIBOR applicable to such Tranche and the LIBOR applicable for a period equal to the remaining maturity of the Tranche on the date the Prepaid Amount is received.

     "Eligible Receivable" means, at any time, any Receivable:

    (i) the Obligor of which (a) is a resident of, or organized under the laws of, or with its chief executive office in, the USA; provided, however, that not more than 10% of Eligible Receivables at any time may consist of Receivables the Obligor of which is not a resident of, or organized under the laws of, or with its chief executive office in, the USA (each, a "Foreign Receivable") if the applicable Originator is the account party to a letter of credit or letters of credit issued by a financial institution acceptable to the Agent naming the Collection Agent (or a permitted sub-collection agent) as beneficiary in a face amount not less than the aggregate invoiced amount of Foreign Receivables of such Originator and in form and substance satisfactory to the Agent; (b) is not an Affiliate of any Crompton Entity; (c) is not a government or a governmental subdivision or agency; (d) has not suffered a Bankruptcy Event;
(e) is a customer of the Originator in good standing; and (f) is not the Obligor of Receivables 25% or more of which are Defaulted Receivables;

   (ii) which is stated to be due and payable within 90 days after the invoice therefor; provided, however, that not more than 10% of Eligible Receivables at any time may consist of Receivables which are stated to be due and payable within 91 to 360 days after invoice therefor;

 (iii)  which is not a Defaulted Receivable or a Charge-Off;

    (iv)    which   is  an  "account"  within  the   meaning   of
Section 9-102(a) of the UCC of all applicable jurisdictions;

    (v) which is denominated and payable only in Dollars in the USA and is non-interest bearing; provided that a Receivable shall not be deemed to be interest bearing solely as a result of the Seller's lawful imposition of an interest or other charge on any Receivable that remains unpaid for some specified period of time;

   (vi) which arises under a contract that is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset (other than, prior to the occurrence of the Receivable Setoff Downgrade Event, a Receivable Setoff), counterclaim, defense or other Adverse Claim, and is not an executory contract or unexpired lease within the meaning of Section 365 of the Bankruptcy Code;

  (vii) which arises under a contract that (a) contains an obligation to pay a specified sum of money and is subject to no contingencies and (b) does not contain a confidentiality provision that purports to restrict any Purchaser's exercise of rights under this Agreement, including, without limitation, the right to review such contract;

(viii) which does not, in whole or in part, contravene any law, rule or regulation applicable thereto (including, without limitation, those relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); and

  (ix) which satisfies all applicable requirements of the Credit and Collection Policy and was generated in the ordinary course of each Originator's business from the sale of goods or provision of services to a related Obligor solely by each Originator.

     "Eligible Receivables Balance" means, at any time, (a) the aggregate outstanding principal balance of all Eligible Receivables less (b)(1) the portion of the aggregate outstanding principal balance of Eligible Receivables which exceed the Concentration Limit plus (2) the aggregate principal amount of all Receivable Setoffs in excess of 5% of the Eligible Receivables Balance.

     "Enhancer" is defined in the first paragraph hereof.

     "Enhancer Commitment Percentage" means 10%.

     "Eurodollar Rate" means, for any Tranche Period for a Eurodollar Tranche, the sum of (a) LIBOR for such Tranche Period divided by 1 minus the "Reserve Requirement" plus (b)(i) for Investment of a Liquidity Provider, the amount specified in the Fee Letter, or, (ii) for Investment of the Enhancer, the amount specified in the Fee Letter plus (c) on or after the occurrence of a Termination Event, the amount specified in the Fee Letter; where "Reserve Requirement" means, for any Tranche Period for a Eurodollar Tranche, the maximum reserve requirement imposed during such Tranche Period on "eurocurrency liabilities" as currently defined in Regulation D of the Board of Governors of the Federal Reserve System.

     "Face Amount" means the face amount of any Amsterdam commercial paper issued on a discount basis or, if not issued on a discount basis, the principal amount of such note and interest scheduled to accrue thereon to its stated maturity.

     "Federal  Funds  Rate"  means for any  day  the  greater  of
(i) the average rate per annum as determined by ABN AMRO at which overnight Federal funds are offered to ABN AMRO for such day by major banks in the interbank market, and (ii) if ABN AMRO is borrowing overnight funds from a Federal Reserve Bank that day, the average rate per annum at which such overnight borrowings are made on that day. Each determination of the Federal Funds Rate by ABN AMRO shall be conclusive and binding on the Seller except in the case of manifest error.

     "Fee Letter" means the letter agreement dated as of the date hereof among the Seller, the Liquidity Providers, the Agent, Amsterdam and the Enhancer.

     "Funding Agreement" means any agreement or instrument executed by Amsterdam and executed by or in favor of any Amsterdam Funding Source or executed by any Amsterdam Funding Source at the request of Amsterdam (including the Program LOC).

     "Funding Charges" means, for each day, the sum of (i) discount accrued on Pooled Commercial Paper on such day, plus
(ii) any and all accrued commissions in respect of placement agents and commercial paper dealers in respect of such Pooled Commercial Paper for such day, plus (iii) issuing and paying agents' fees incurred on such Pooled Commercial Paper for such day, plus (iv) other costs associated with funding small or odd-lot amounts with respect to all Receivable Purchase Facilities which are funded by Pooled Commercial Paper for such day, minus
(v) any accrual of income net of expenses received on such day from investment of collections received under all Receivable Purchase Facilities funded with Pooled Commercial Paper, minus
(vi) any payment received on such day net of expenses in respect of Break Funding Costs related to the prepayment of any Purchase Interests held by Amsterdam pursuant to the terms of any Receivable Purchase Facilities funded substantially with Pooled Commercial Paper.

     "GAAP" means generally accepted accounting principles in the USA, applied on a consistent basis.

     "Governmental Authority" means any (a) Federal, state, municipal or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court, judicial authority or arbitrator, in each case, whether foreign or domestic.

     "Incremental Purchase" is defined in Section 1.1(b).

     "Initial Collection Agent" is defined in the first paragraph hereof.

     "Instructing Group" means the Required Liquidity Providers, the Enhancer and, unless the Amsterdam Termination Date has occurred and Amsterdam has no Investment, Amsterdam.

     "Intended Tax Characterization" is defined in Section 9.9.

     "Interim  Liquidation" means any time before  the  Liquidity
Termination Date during which no Reinvestment Purchases are made by any Purchaser, as established pursuant to Section 1.2.

     "Investment"  means,  for each Purchaser,  (a)  the  sum  of
(i) all Incremental Purchases by such Purchaser and (ii) the aggregate amount of any payments or exchanges made by, or on behalf of, such Purchaser to any other Purchaser under Article II minus (b) all Collections, amounts received from other Purchasers under Article II, and other amounts received or exchanged and, in each case, applied by the Agent or such Purchaser to reduce such Purchaser's Investment. A Purchaser's Investment shall be restored to the extent any amounts so received or exchanged and applied are rescinded or must be returned for any reason.

     "LIBOR" means, for any Tranche Period for a Eurodollar Tranche or other time period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in Dollars for a period equal to such Tranche Period or other period, which appears on Page 3750 of the Telerate Service (or any successor page or successor service that displays the British Bankers' Association Interest Settlement Rates for Dollar deposits) as of 11:00 a.m. (London, England time) two Business Days before the commencement of such Tranche Period or other period. If for any Tranche Period for a Eurodollar Tranche no such displayed rate is available (or, for any other period, if such displayed rate is not available or the need to calculate LIBOR is not notified to the Agent at least 3 Business Days before the commencement of the period for which it is to be determined), the Agent shall determine such rate based on the rates ABN AMRO is offered deposits of such duration in the London interbank market.

     "Limited Guaranty" means the Limited Guaranty, dated the date hereof, from the Parent in favor of the Agent.

     "Liquidation Period" means, for Amsterdam only, all times when Amsterdam is not making Reinvestment Purchases pursuant to
Section 1.1(d) and, for all Purchasers, all times (x) during an Interim Liquidation and (y) on and after the Liquidity Termination Date.

     "Liquidity Providers" is defined in the first paragraph hereof.

     "Liquidity Termination Date" means the earliest of (a) the date of the occurrence of a Termination Event described in clause
(e) of the definition of Termination Event, (b) the date designated by the Agent to the Seller at any time after the occurrence of any other Termination Event, (c) the Business Day designated by the Seller with no less than five (5) Business Days prior notice to the Agent and (d) January 17, 2003.

     "Lock-Box" means each post office box or bank box listed on Exhibit G, as revised pursuant to Section 5.1(i).

     "Lock-Box Account" means each account maintained by the Collection Agent at a Lock-Box Bank for the purpose of receiving or concentrating Collections.

     "Lock-Box  Agreement"  means  each  agreement  between   the
Collection  Agent  and  a  Lock-Box Bank  concerning  a  Lock-Box
Account.

     "Lock-Box Bank" means each bank listed on Exhibit G, as revised pursuant to Section 5.1(i).

     "Lock-Box Letter" means a letter in substantially the form of Exhibit H (or otherwise acceptable to the Agent) from the Seller and the Collection Agent to each Lock-Box Bank, acknowledged and accepted by such Lock-Box Bank and the Agent.

     "Loss Reserve" means, at any time, the product of (i) the greatest of (a) 12.0%, (b) 0.75 times the highest three month rolling average Delinquency Ratio (expressed as a decimal) as of the last day of each of the last twelve calendar months and (c)
0.75 times the highest three month rolling average Default Ratio (expressed as a decimal) as of the last day of each of the last twelve calendar months multiplied by (ii) the Eligible Receivables Balance.

     "Loss-to-Liquidation Ratio" means, for any period, the ratio of the outstanding balance of Charge-Offs to the aggregate amount of Collections during such period.

     "Matured  Aggregate  Investment" means,  at  any  time,  the
Matured   Value   of  Amsterdam's  Investment  plus   the   total
Investments of all other Purchasers then outstanding.

     "Matured Value" means, of any Investment, the sum of such Investment and all unpaid Discount, fees and other amounts scheduled to become due (whether or not then due) on such Investment during all Tranche Periods to which any portion of such Investment has been allocated.

     "Maximum Incremental Purchase Amount" means, at any time, the lesser of (a) the difference between the Purchase Limit and the Aggregate Investment then outstanding and (b) the difference between the Aggregate Commitment and the Matured Aggregate Investment then outstanding.

     "Moody's" means Moody's Investors Service, Inc.

     "Obligor" means, for any Receivable, each Person obligated to pay such Receivable and each guarantor of such obligation.

     "Originators"  means each of Crompton Sales  Company,  Inc.,
Davis Standard Corporation and Crompton Corporation.

     "Parent" means Crompton Corporation, a Delaware corporation.

     "Periodic Report" is defined in Section 3.3.

     "Permitted Investments" means (a) evidences of indebtedness, maturing within thirty (30) days after the date of purchase thereof, issued by, or guaranteed by the full faith and credit of, the federal government of the USA, (b) repurchase agreements with banking institutions or broker-dealers the short-term unsecured obligations of which is rated at least "A-1" (or the equivalent) by S&P and at least "P-1" (or the equivalent) by Moody's registered under the Securities Exchange Act of 1934 which are fully secured by obligations of the kind specified in clause (a), (c) money market funds (i) rated not lower than the highest rating category from Moody's and "AAA m" or "AAAm-g," from S&P or (ii) which are otherwise acceptable to the Rating Agencies or (d) commercial paper issued by any corporation incorporated under the laws of the USA and rated at least "A-1" (or the equivalent) by S&P and at least "P-1" (or the equivalent) by Moody's.

     "Person" means an individual, partnership, corporation, association, joint venture, Governmental Authority or other entity of any kind.

     "Pool Funded Purchase Interest" means each investment or loan of Amsterdam under a Receivables Purchase Facility funded with Pooled Commercial Paper.

     "Pooled Allocation" means, for each Pool Funded Purchase Interest, an amount each day equal to the product of (i) the Pooled Percentage Share of such Purchase Interest on such day multiplied by (ii) the aggregate amount of Funding Charges for such day.

     "Pooled  Commercial Paper" means commercial paper  notes  of
Amsterdam  except  (A)  Allocated  Commercial  Paper,   and   (B)
Specially Pooled Paper.

     "Pooled Percentage Share" means, for each Pool Funded Purchase Interest, a fraction (expressed as a percentage) the numerator of which is equal to the Investment associated with such Pool Funded Purchase Interest and the denominator of which is equal to the aggregate amount of all outstanding investment (or comparable terms used in any Receivable Purchase Facility) held by Amsterdam which is funded substantially with Pooled Commercial Paper.

     "Potential Termination Event" means any Termination Event or any event or condition that with the lapse of time or giving of notice, or both, would constitute a Termination Event.

       "Prime Rate" means, for any period, the daily average during such period of (a) the greater of (i) the floating commercial loan rate per annum of ABN AMRO (which rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by ABN AMRO) announced from time to time as its prime rate or equivalent for Dollar loans in the USA, changing as and when said rate changes and (ii) the Federal Funds Rate plus 0.75% plus (b) on or after the occurrence of a Termination Event, the amount set forth in the Fee Letter.

     "Program LOC" means that certain amended and restated irrevocable transferable letter of credit No. S550115, dated November 3, 1995, issued by the Enhancer at the request of Amsterdam, and each letter of credit issued in substitution or replacement therefor.

     "Program Unreimbursed Draw Amount" means the sum of all draws under the Program LOC in connection with this Transaction which have not been reimbursed (whether through the payment of cash or the exchange of assets), together with all interest thereon and all other amounts, if any, payable in connection therewith.

     "Purchase" is defined in Section 1.1(a).

     "Purchase   Agreement"   means  the   Receivables   Purchase
Agreement dated as of the date hereof among the Seller and each Originator.

     "Purchase Amount" is defined in Section 1.1(c).

     "Purchase Date" is defined in Section 1.1(c).

     "Purchase Interest" means, for a Purchaser, the percentage ownership interest in the Receivables and Collections held by such Purchaser, calculated when and as described in
Section 1.1(a); provided, however, that (except for purposes of computing a Purchase Interest or the Sold Interest in Section 1.5 or 1.7) at any time the Sold Interest would otherwise exceed 100% each Purchaser then holding any Investment shall have its Purchase Interest reduced by multiplying such Purchase Interest by a fraction equal to 100% divided by the Sold Interest otherwise then in effect, so that the Sold Interest is thereby reduced to 100%.

     "Purchase Limit" means $200,000,000.

     "Purchase Price" means, for each Committed Purchaser for any Put, such Purchaser's Purchased Percentage for such Put multiplied by the sum of (a) (i) for the Enhancer, the amount of Amsterdam's Investment being transferred pursuant to such Put (the "Put Investment") and (ii) for each Liquidity Provider, the lesser of (A), the Put Investment and (B) the sum of (I) the product of (1) the amount of Amsterdam Investment being transferred pursuant to such Put divided by the Amsterdam Investment (before giving effect to such Put), (2) Amsterdam's Purchase Interest at such time, (3) the Eligible Receivables Balance as most recently calculated, provided, however, that Collections used to reduce such most recently computed Eligible Receivables Balance but not yet received by the Agent shall be added back to the Eligible Receivables Balance, and (II) the amount of Amsterdam Settlement being transferred pursuant to such Put plus (b) (i) all unpaid Discount owed to Amsterdam (whether or not then due) to the end of each applicable Tranche Period to which any Investment being Put has been allocated, (ii) all accrued but unpaid fees (whether or not then due) payable to Amsterdam in connection herewith at the time of such purchase and
(iii) all accrued and unpaid costs, expenses and indemnities due to Amsterdam from the Seller in connection herewith. Amsterdam shall calculate the Purchase Price on the date of such Put based on the information then available to it, and, regardless of whether such information is complete, such calculation shall be conclusive and binding absent manifest error; provided, however, that if such purchase occurs due to the occurrence of a Termination Event, the Purchase Price shall be determined as of the date such Termination Event first occurred (without regard to any grace periods), adjusted to reflect amounts received by Amsterdam. In making any such calculation, Amsterdam shall be entitled to rely on information provided to it by the Seller without any obligation to investigate the accuracy or completeness of such information.

     "Purchased Percentage" means, for any Put, for each Committed Purchaser, its Ratable Share or such lesser percentage as is necessary to prevent the Purchase Price of such Purchaser from exceeding its Unused Commitment (unless, in the case of the Enhancer, it elects not to reduce its Purchased Percentage in whole or in part).

     "Purchasers" means the Liquidity Providers, the Enhancer and Amsterdam.

     "Put" is defined in Section 2.l(a).

     "Ratable Share" means, for each Committed Purchaser, such Purchaser's Commitment divided by the Aggregate Commitment. If, however, on the date any Incremental Purchase or payment for any Put is to be made by the Committed Purchasers, the Enhancer has outstanding Investment plus Program Unreimbursed Draw Amount in excess of its Ratable Share of the outstanding Investment and Program Unreimbursed Draw Amount of all Committed Purchasers, then for purposes of such Incremental Purchase or Put the Ratable Share of each Committed Purchaser shall be replaced with a percentage equal for each Committed Purchaser to (a) its
Commitment minus its Investment and Program Unreimbursed Draw Amount before such Purchase or Put (its "Existing Investment") divided by (b) the Aggregate Commitment minus the sum of the Existing Investments of all Committed Purchasers.

     "Rating Agency" means Moody's, S&P and any other rating agency Amsterdam chooses to rate its commercial paper notes.

     "Ratings" means the ratings by the Rating Agencies of the indebtedness for borrowed money of Amsterdam.

     "Receivable" means each obligation of an Obligor to pay for merchandise sold or services rendered by any Originator and includes such Originator's rights to payment of any interest or finance charges and in the merchandise (including returned goods) and contracts relating to such Receivable, all security interests, guaranties and property securing or supporting payment of such Receivable, all Records and all proceeds of the foregoing. During any Interim Liquidation and on and after the Liquidity Termination Date, the term "Receivable" shall only include receivables existing on the date such Interim Liquidation commenced or Liquidity Termination Date occurred, as applicable. Deemed Collections shall reduce the outstanding balance of Receivables hereunder, so that any Receivable that has its outstanding balance deemed collected shall cease to be a Receivable hereunder after (x) the Collection Agent receives payment of such Deemed Collections under Section 1.5(b) or (y) if such Deemed Collection is received before the Liquidity Termination Date, an adjustment to the Sold Interest permitted by
Section 1.5(c) is made.

     "Receivable Purchase Facility" means any receivables purchase agreement, loan agreement or other similar contractual arrangement to which Amsterdam is a party relating to the transfer, purchase or financing of receivables or other assets.

     "Receivable Setoff" means the reduction of any Receivable of an Obligor by any amount owing by the Seller to such Obligor other than a reduction resulting from the creditworthiness of such Obligor.

     "Receivable Setoff Downgrade Event" shall mean at any time the Parent's long-term unsecured, unsubordinated indebtedness is rated less than "BBB-" by S&P or "Baa3" by Moody's (or S&P or Moody's has withdrawn or suspended such rating).

     "Records" means, for any Receivable, all contracts, books, records and other documents or information (including computer programs, tapes, disks, software and related property and rights) relating to such Receivable or the related Obligor.

     "Reinvestment Purchase" is defined in Section 1.1(b).

     "Required Liquidity Providers" means Liquidity Providers having Liquidity Provider Commitments in excess of 66-2/3% of the Commitment of all Liquidity Providers.

     "Reserve Percentage" means, at any time, the quotient obtained by dividing (a) the Aggregate Reserve by (b) the Eligible Receivables Balance.

     "Seller" is defined in the first paragraph hereof.

     "Seller  Account" means the Seller's account  number  035-1-
084215 at The Chase Manhattan Bank, New York, New York or such other account designated by the Seller to the Agent with at least ten (10) days prior notice.

     "Settlement Date" means the 20th day of each calendar month.

     "Sold Interest" is defined in Section 1.1(a).

     "Special   Transaction   Subaccount"   means   the   special
transaction subaccount established for this Agreement pursuant to Amsterdam's depositary agreement.

     "Specially Pooled Paper" means the aggregate of all commercial paper notes of Amsterdam issued in connection with receivables purchase facilities designated from time to time by the Agent (in its sole discretion). Specially Pooled Paper will not include Pooled Commercial Paper or Allocated Commercial Paper at any time.

     "S&P" means Standard & Poor's Ratings Group.

     "Subordinated Notes" means each buyer note issued by the Seller to the applicable Originator under the Purchase Agreement.

     "Subsidiary" means any Person of which at least a majority of the voting stock (or equivalent equity interests) is owned or controlled by the Seller or any Crompton Entity or by one or more other Subsidiaries of the Seller or such Crompton Entity. The Subsidiaries of the Parent on the date hereof are listed on Exhibit F.

     "Taxes" means all taxes, charges, fees, levies or other assessments (including income, gross receipts, profits, withholding, excise, property, sales, use, license, occupation and franchise taxes and including any related interest, penalties or other additions) imposed by any jurisdiction or taxing authority (whether foreign or domestic).

     "Termination Date" means (a) for Amsterdam, the Amsterdam Termination Date, (b) for the Liquidity Providers, the Liquidity Termination Date and (c) for the Enhancer, the earlier of (i) the third (3rd) Business Day following the Liquidity Termination Date and (ii) January 17, 2003.

     "Termination Event" means the occurrence of any one or more of the following:

    (a) any representation, warranty, certification or statement made by the Seller or any Crompton Entity in, or pursuant to, any Transaction Document proves to have been incorrect in any material respect when made; or

    (b) the Collection Agent, any Crompton Entity or the Seller fails to make any payment or other transfer of funds hereunder when due (including any payments under Section 1.5(a)); or

    (c) the Seller fails to observe or perform any covenant or agreement contained in Sections 3.3, 5.1(b), 5.1(e), 5.1(g), 5.1(i), or 5.1(j) of this Agreement or any Originator fails to perform any covenant or agreement in Sections 6.1(d), 6.1(f), 6.1(i), 6.1(j), 6.1(k), 6.2(b) or 6.3 of each Purchase Agreement; or

   (d) the Seller or the Collection Agent (or any sub-collection agent) fails to observe or perform any other term, covenant or agreement under any Transaction Document, and such failure remains unremedied for thirty days; or

    (e) the Seller, any Originator or any Subsidiary suffers a Bankruptcy Event; or

    (f) the average of the Delinquency Ratios as of the end of each of the most recent three calendar months exceeds 20.0%, the average of the Default Ratios as of the end of each of the most recent three calendar months exceeds 20.0%, the Dilution Ratio at the end of any calendar month measured for the three month calendar period then ending exceeds 7.5% prior to the occurrence of a Receivable Setoff Downgrade Event and 5.0% after the occurrence of a Receivable Setoff Downgrade Event or the Loss-to-Liquidation Ratio at the end of any calendar month measured for the three month calendar period then ending exceeds 1.0%; or

    (g) (i) the Seller, any Crompton Entity or any Affiliate, directly or indirectly, disaffirms or contests the validity or enforceability of any Transaction Document or (ii) any Transaction Document fails to be the enforceable obligation of the Seller or any Affiliate party thereto; or

    (h) the Seller or any Subsidiary (A) generally does not pay its debts as such debts become due or admits in writing its inability to pay its debts generally or (B) fails to pay any of its indebtedness (except in aggregate principal amount of less than $1,000,000) or defaults in the performance of any provision of any agreement under which such indebtedness was created or is governed and such default permits such indebtedness to be declared due and payable or to be required to be prepaid before the scheduled maturity thereof; or

     (i) any event occurs or condition exists which constitutes a default or an event of default under the Crompton Credit
Agreement; or

    (j) the average of the Turnover Rates for each of the most recent three calendar months exceeds 90 days; or

    (k) a Collection Agent Replacement Event has occurred and is continuing with respect to the Initial Collection Agent;

    (l) the Parent shall fail to own and control, directly or indirectly, (i) 100% of the outstanding voting stock of the Seller and each Originator; or

    (m) the long-term, unsecured, unsubordinated indebtedness of the Parent is rated less than "BB+" by S&P or "Ba1" by Moody's
(or S&P or Moody's has withdrawn or suspended such rating).

Notwithstanding the foregoing, a failure of a representation or warranty or breach of any covenant described in clause (a), (c) or (d) above related to a Receivable shall not constitute a Termination Event if the Seller has been deemed to have collected such Receivable pursuant to Section 1.5(b) or, before the Liquidity Termination Date, has adjusted the Sold Interest as provided in Section 1.5(c) so that such Receivable is no longer considered to be outstanding.

     "Tranche" means a portion of the Investment of Amsterdam or of the Committed Purchasers allocated to a Tranche Period pursuant to Section 1.3. A Tranche is a (i) CP Tranche, (ii) Eurodollar Tranche or (iii) Prime Tranche depending whether Discount accrues during its Tranche Period based on a (i) CP Rate, (ii) Eurodollar Rate, or (iii) Prime Rate.

     "Tranche Period" means a period of days ending on a Business Day selected pursuant to Section 1.3, which (i) for a CP Tranche shall not exceed 270 days, (ii) for a LIBOR Tranche shall not exceed 180 days, and (iii) for a Prime Tranche shall not be less than 2 days and shall not exceed 30 days.

     "Transaction Documents" means this Agreement, the Fee Letter, the Limited Guaranty, the Purchase Agreements, the
Subordinated Notes, and all other documents, instruments and agreements executed or furnished in connection herewith and therewith.

     "Transfer Supplement" is defined in Section 9.8.

     "Turnover Rate" means, for any period for which it is calculated, the product, expressed in days, of (A) (1) the outstanding balance of all Receivables at the beginning of such period divided by (2) the average daily Collections (other than Deemed Collections) during such period multiplied by (B) 30.

     "UCC" means, for any state, the Uniform Commercial Code as in effect in such state.

     "USA" means the United States of America (including all states and political subdivisions thereof).

     "Unused Aggregate Commitment" means, at any time, the difference between the Aggregate Commitment then in effect and the outstanding Matured Aggregate Investment.

     "Unused  Commitment" means, for any Committed  Purchaser  at
any   time,  the  difference  between  its  Commitment  and   its
Investment then outstanding.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless otherwise inconsistent with the terms of this Agreement, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP. Amounts to be calculated hereunder shall be continuously recalculated at the time any information relevant to such calculation changes.


                           Schedule II

   Liquidity Providers and Commitments of Committed Purchasers



Name of Liquidity Provider          Commitment

ABN AMRO Bank N.V.                  $183,600,000

Enhancer

ABN AMRO Bank N.V.                  $20,400,000




                            Exhibit A
                               to
                   Receivables Sale Agreement

              Form of Incremental Purchase Request


                      ______________, 200_



ABN AMRO Bank N.V., as Agent
Asset Securitization, Structured Finance
Suite 725
135 South LaSalle Street
Chicago, Illinois 60674-9135
Attn:  Purchaser Agent-Amsterdam

      Re: Amended and Restated Receivables Sale Agreement dated as of January 18, 2002 (as amended or restated
     from time to time, the "Sale Agreement") among Crompton & Knowles Receivables Corporation, as Seller, Crompton
            Corporation, as Initial Collection Agent,
                  ABN AMRO Bank N.V., as Agent,
                  and the Purchasers thereunder

Ladies and Gentlemen:

     The undersigned Seller under the above-referenced Sale Agreement hereby confirms its has requested an Incremental Purchase of $___________ by Amsterdam under the Sale Agreement. [In the event Amsterdam is unable or unwilling to make the requested Incremental Purchase, the Seller hereby requests an Incremental Purchase of $___________ by the Committed Purchasers under the Sale Agreement at the [Eurodollar Rate with a Tranche Period of _____ months.] [Prime Rate]].

     Attached hereto as Schedule I is information relating to the proposed Incremental Purchase required by the Sale Agreement. If on the date of this Incremental Purchase Request ("Notice"), an Interim Liquidation is in effect, this Notice revokes our request for such Interim Liquidation so that Reinvestment Purchases shall immediately commence in accordance with Section 1.1(d) of the Sale Agreement.

     The Seller hereby certifies that both before and after giving effect to [each of] the proposed Incremental Purchase[s] contemplated hereby and the use of the proceeds therefrom, all of the requirements of Section 7.2 of the Sale Agreement have been satisfied.

                                Very truly yours,

                                Crompton & Knowles Receivables
                                  Corporation



                                By
                                Title


                           Schedule I
                               to
                  Incremental Purchase Requests

       Summary of Information Relating to Proposed Sale(s)

     1.   Dates, Amounts, Purchaser(s), Proposed Tranche Periods

A1   Date of Notice

A2   Measurement Date (the last
     Business Day of the preceding
     calendar month or the preceding
     Business Day, as applicable)
A3   Proposed Purchase Dates
     (each of which is a
     Business Day)

A4   Respective Proposed
     Incremental Purchase on
     each such Purchase Date   $_____ $____ $_____  $____
     (each Incremental          (A4A)  (A4B) (A4C)  (A4D)
     Purchase must be in a
     minimum amount of
     $1,000,000 and multiples
     thereof, or, if less, an
     amount equal to the
     Maximum Incremental
     Purchase Amount)

A5   Proposed Allocation
     among Purchasers

             Amsterdam   $___  $___   $____  $_____

             Liquidity
               Providers $___  $___   $____  $_____

             Enhancer    $___  $____  $____  $_____

A6   Tranche Period
     and, for Committed
     Purchasers, Tranche Rate(s)

           Starting Date
           Ending Date
           Number of Days
           Prime or Eurodollar
           (for Committed
           Purchasers only)

     Each proposed Purchase Date must be a Business Day and must occur no later than two weeks after the Measurement Date set forth above. The choice of Measurement Date is a risk undertaken by the Seller. If a selected Measurement Date is not the applicable Purchase Date, the Seller's choice and disclosure of such date shall not in any manner diminish or waive the obligation of the Seller to assure the Purchasers that, after giving effect to the proposed Purchase, the actual Sold Interest as of the date of such proposed Purchase does not exceed 100%.


                            Exhibit B
                               to
                   Receivables Sale Agreement

        Form of Notification of Assignment from Amsterdam
                   to the Committed Purchasers


                      ______________, 200__



Crompton & Knowles
  Receivables Corporation
_____________________
_____________________

ABN AMRO Bank N.V., as Agent
Asset Securitization, Structured Finance
Suite 725
135 South LaSalle Street
Chicago, Illinois 60674-9135
Attn:  Enhancer-Amsterdam

[Insert Name and Address of each
  Liquidity Provider]


      Re: Amended and Restated Receivables Sale Agreement dated as of January 18, 2002 (as amended or restated
     from time to time, the "Sale Agreement") among Crompton & Knowles Receivables Corporation, as Seller, Crompton Corporation, as Initial Collection Agent, ABN AMRO Bank
          N.V., as Agent, and the Purchasers thereunder


Ladies and Gentlemen:

     The Agent under the above-referenced Sale Agreement hereby notifies each of you that Amsterdam has notified the Agent pursuant to Section 2.1(a) of the Sale Agreement that it will sell to the Committed Purchasers on ____________ (the "Put Date") ____% of Amsterdam's Investment and related Amsterdam Settlement (the "Assigned Interest"). In accordance with the terms of the Sale Agreement, each Liquidity Provider and the Enhancer must purchase from Amsterdam on the Put Date its respective Purchase Percentage of the Assigned Interest by paying its Purchase Price therefor described on Schedule I hereto. As further provided in
Section 2.1 of the Sale Agreement, upon payment by a Committed Purchaser of its Purchase Price to the Agent, effective as of the Put Date the assignment by Amsterdam to such Committed Purchaser of its Purchased Percentage of the Assigned Interest shall be complete, subject to the purchase of any additional portion of the Assigned Interest pursuant to Section 2.1(b) upon the failure of a Liquidity Provider to pay its Purchase Price.

     In accordance with the Sale Agreement, Amsterdam's acceptance of the Purchase Price payable by each Committed Purchaser constitutes its representation and warranty that it is the legal and beneficial owner of the Assigned Interest free and clear of any Adverse Claim created by Amsterdam and that on the Put Date it is not subject to any bankruptcy, insolvency or similar proceeding described in Section 2.1(e) of the Sale Agreement.

                                Very truly yours,

                                ABN AMRO Bank N.V., as Agent



                                By
                                Name
                                Title



                                By
                                Name
                                Title


                           Schedule I
                               to
                   Notification of Assignment


                    Dated ___________, 200__



I.    Percentage of Amsterdam Investment and related Amsterdam
Settlement assigned: ___%

II.   Information for each Committed Purchaser.

     Purchaser        Purchased Percentage   Purchase Price

III.  Information for Seller.

A.   Aggregate Amsterdam Investment Assigned:$______________.
B.   Aggregate Amsterdam Settlement Assigned:$______________.

C.   Aggregate amounts allocated to clause (b) of the
definition of Purchase Price:                   $___________.



                            Exhibit C
                               to
                   Receivables Sale Agreement

         Form of Notification of Assignment to Amsterdam
                  From the Committed Purchasers


                      ______________, 200__



Crompton & Knowles
  Receivables Corporation
_______________________
_______________________

ABN AMRO Bank N.V., as Agent
Asset Securitization, Structured Finance
Suite 725
135 South LaSalle Street
Chicago, Illinois 60674-9135
Attn:  Enhancer-Amsterdam

[Insert Name and Address of each
  Liquidity Provider]


      Re:  Amended and Restated Receivables Sale Agreement
            dated as of January 18, 2002
      (as amended or restated from time to time, the "Sale
      Agreement") among Crompton & Knowles Receivables Corporation, as
           Seller, Crompton Corporation, as Initial Collection Agent, ABN AMRO Bank N.V., as Agent, and the Purchasers
                           thereunder

Ladies and Gentlemen:

     The Agent under the above-referenced Sale Agreement hereby notifies each of you that Amsterdam has notified the Agent pursuant to Section 2.2 of the Sale Agreement that it will purchase from the Committed Purchasers on ____________ (the "Purchase Date") that portion of the Committed Purchasers' Investments identified on Schedule I hereto (the "Assigned Interest"). As further provided in Section 2.2 of the Sale Agreement, upon payment by Amsterdam to the Agent of the purchase price of such Investments described on Schedule I hereto, effective as of the Purchase Date the assignment by the Committed Purchasers to Amsterdam of the Assigned Interest shall be complete and all payments thereon under the Sale Agreement shall be made to Amsterdam.

     In accordance with the Sale Agreement, each Committed Purchaser's acceptance of the portion purchase price payable to it described on Schedule I hereto constitutes its representation and warranty that it is the legal and beneficial owner of the portion of the Assigned Interest related to its Purchase Interest identified on Schedule I free and clear of any Adverse Claim created or granted by it and that on the Purchase Date it is not subject to a Bankruptcy Event.


                                Very truly yours,

                                ABN AMRO Bank N.V., as Agent


                                By
                                Name
                                Title


                                By
                                Name
                                Title


                           Schedule I
                               to
                   Notification of Assignment


                    Dated ___________, 200__



I.    Amount of Committed Purchaser Investment Assigned:
$____________

II.   Information for each Committed Purchaser.

     Purchaser        Purchase Interest      Purchase Price*


III.  Information for Seller.

      Aggregate amounts of purchase price in excess of amount of Investment assigned: $_______________.


                           Exhibit D-1

                     Form of Periodic Report


                           Exhibit D-2

                      Form of Daily Report


                            Exhibit E

          Addresses and Names of Seller and Originators

     1. Locations. (a) The chief executive office of the Seller and each Originator are located at the following address:

               Crompton & Knowles Receivables Corporation
               Benson Road
               Middlebury, Connecticut 06749

               Crompton Corporation
               One American Lane
               Greenwich, Connecticut  06831-2559

               Davis Standard Corporation
               1 Extrusion Drive
               Pawcatuck, Connecticut 06379

               Crompton Sales Company, Inc.
               One American Lane
               Greenwich, Connecticut  06831-2559

No such address was different at any time since July 1, 2001

    (b) The following are all the locations where the Seller and each Originator directly or through its agents maintain any
Records:

               One American Lane
               Greenwich, Connecticut  06831-2559

               World Headquarters
               Benson Road
               Middlebury, Connecticut  06749

     2. Names. The following is a list of all names (including trade names or similar appellations) used by the Seller and each Originator or any of its divisions or other business units:

                    None.

      3.    Jurisdiction   of  Organization  and   Organizational
Identification Number


                            Exhibit F

                          Subsidiaries


                            Exhibit G

                  Lock Boxes and Lock-Box Banks



  Bank               Lock-Box Number      Collection Account

Citibank             7247-8429 and 2049        4049-8376
                                               4055-5094

Fleet Bank           30586                     058-8001

Mellon Bank, N.A.    360-313                   014-3626
                     010-642                   005-3575


                            Exhibit H

                  to Receivables Sale Agreement

                     Form of Lock Box Letter


[Name of Lock Box Bank]

Ladies and Gentlemen:

     Reference is made to the lock-box numbers _______________ in __________ and the associated the lock-box demand deposit account number ____________ maintained with you (such lock-boxes and associated lock-box demand deposit account, collectively, the "Accounts"), each in the name of [Name of Originator] ("[___]"). [___] hereby confirms it has sold all Receivables (as defined below) to Crompton & Knowles Receivables Corporation (the "Seller").

     In connection with the Amended and Restated Receivables Sale Agreement, dated as of January 18, 2002 (as amended, supplemented or otherwise modified from time to time, the "Receivables Sale Agreement"), among the Seller, Amsterdam Funding Corporation ("Amsterdam"), the financial institutions from time to time party thereto (collectively, the "Liquidity Providers"), ABN AMRO Bank N.V., as provider of the program letter of credit (the "Enhancer"), and ABN AMRO Bank N.V., as agent (the "Agent") for Amsterdam, the Liquidity Providers and the Enhancer (collectively, the "Purchasers"), the Seller has assigned to the Agent for the benefit of the Purchasers an undivided percentage interest in the accounts, chattel paper, instruments or general intangibles (collectively, the "Receivables") under which payments are or may hereafter be made to the Accounts, and has granted to the Agent for the benefit of the Purchasers a security interest in its retained interest in such Receivables. As is the customary practice in this type of transaction, we hereby request that you execute this letter agreement. All references herein to "we" and "us" refer to [_____] and the Seller, jointly and severally. Your execution hereof is a condition precedent to our continued maintenance of the Accounts with you.

     We hereby transfer exclusive dominion and control of the Accounts to the Agent, subject only to the condition subsequent that the Agent shall have given you notice that a "Termination Event" has occurred and is continuing under the Receivables Sale Agreement and of its election to assume such dominion and control, which notice shall be in substantially the form attached hereto as Annex A (the "Agent's Notice").

     At all times prior to the receipt of the Agent's Notice described above, all payments to be made by you out of, or in connection with the Accounts, are to be made in accordance with the instructions of the Seller or its agent.

     We hereby irrevocably instruct you, at all times from and after the date of your receipt of the Agent's Notice as described above, to make all payments to be made by you out of, or in connection with, the Accounts directly to the Agent, at its address set forth below its signature hereto or as the Agent otherwise notifies you, or otherwise in accordance with the instructions of the Agent.

     We also hereby notify you that, at all times from and after the date of your receipt of the Agent's Notice as described above, the Agent shall be irrevocably entitled to exercise in our place and stead any and all rights in connection with the Accounts, including, without limitation, (a) the right to specify when payments are to be made out of, or in connection with, the Accounts and (b) the right to require preparation of duplicate monthly bank statements on the Accounts for the Agent's audit purposes and mailing of such statements directly to an address specified by the Agent. At all times from and after the date of your receipt of the Agent's Notice, neither we nor any of our affiliates shall be given any access to the Accounts.

     The Agent's Notice may be personally served or sent by telex, facsimile or U.S. mail, certified return receipt requested, to the address, telex or facsimile number set forth under your signature to this letter agreement (or to such other address, telex or facsimile number as to which you shall notify the Agent in writing). If the Agent's Notice is given by telex or facsimile, it will be deemed to have been received when the Agent's Notice is sent and the answerback is received (in the case of telex) or receipt is confirmed by telephone or other electronic means (in the case of facsimile). All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.

     By executing this letter agreement, you acknowledge the existence of the Agent's right to dominion and control of the
Accounts and its ownership of and security interest in the amounts from time to time on deposit therein and agree that from the date hereof the Accounts shall be maintained by you for the benefit of, and amounts from time to time therein held by you as agent for, the Agent on the terms provided herein. The Accounts are to be entitled "Crompton & Knowles Receivables Corporation and ABN AMRO Bank N.V., as Agent for the Purchasers" with the subline ["Name of Originator"]. Except as otherwise provided in this letter agreement, payments to the Accounts are to be processed in accordance with the standard procedures currently in effect. All service charges and fees in connection with the Accounts shall continue to be payable by us under the arrangements currently in effect.

     By executing this letter agreement, you (a) irrevocably waive and agree not to assert, claim or endeavor to exercise, (b) irrevocably bar and estop yourself from asserting, claiming or exercising and (c) acknowledge that you have not heretofore received a notice, writ, order or other form of legal process from any other party asserting, claiming or exercising, any right of set-off, banker's lien or other purported form of claim with respect to the accounts or any funds from time to time therein. Except for your right to payment of your service charge and fees and to make deductions for returned items, you shall have no rights in the Accounts or funds therein, except deductions for service charges, fees and returned or misplaced items. To the extent you may ever have any additional rights, you hereby expressly subordinate all such rights to all rights of the Agent.

     You may terminate this letter agreement by cancelling the Accounts maintained with you, which cancellation and termination shall become effective only upon thirty (30) days prior written notice thereof from you to the Agent in the absence of fraud or abuse. Incoming mail addressed to the Accounts (including, without limitation, any direct funds transfer to the Accounts) received after such cancellation shall be forwarded in accordance with the Agent's instructions. This letter agreement may also be terminated upon written notice to you by the Agent stating that the Receivables Sale Agreement is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be terminated without the prior written consent of the Agent.

     This letter agreement contains the entire agreement between the parties with respect to the subject matter hereof, and may not be altered, modified or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by you, us and the Agent of a written instrument so providing. The terms and conditions of any agreement between us and you (a "Lock-Box Service Agreement") (whether now existing or executed hereafter) with respect to the lock-box arrangements, to the extent not inconsistent with this letter agreement, will remain in effect between you and us. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of any such Lock-Box Service Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

     [___] agrees to indemnify, defend and hold harmless you and your affiliates, directors, officers, employees, agents, successors and assigns (each, an "Indemnitee") from and against any and all liabilities, losses, claims, damages, demands, costs and expenses of every kind (including but not limited to costs incurred as a result of items being deposited in the Account and being unpaid for any reason, reasonable attorney's fees and the reasonable charges of your in-house counsel) incurred or sustained by any Indemnitee arising out of your performance of the services contemplated by this Lock-Box Letter, except to the extent such liabilities, losses, claims, damages, demands, costs and expenses are the direct result of your gross negligence or willful misconduct. The provisions of this paragraph shall survive the termination of this Lock-Box Letter.

     In the event [___] becomes subject to a voluntary or involuntary proceeding under the United States Bankruptcy Code, or if you are otherwise served with legal process which you in good faith believe affects funds in the Account you may suspend disbursements from the Account otherwise required by the terms hereof until such time as you receive an appropriate court order or other assurances satisfactory to you establishing that the funds may continue to be disbursed according to the instructions contained in this Lock-Box Letter.

     This letter agreement and the rights and obligations of the parties hereunder will be governed by and construed and interpreted in accordance with the laws of the state of New York. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

     Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                           Very truly yours,

                           [Name of Originator]



                            By:
                            Title:



                            Crompton & Knowles Receivables
                            Corporation



                            By:
                            Title:

Accepted and confirmed as of
the date first written above:

By:  ABN AMRO Bank N.V., as Agent


By:___________________________
Title:__________________________


By:____________________________
Title:___________________________


Address of notice:

     ABN AMRO Bank N.V.
     Structured Finance, Asset Securitization
     135 South LaSalle Street
     Chicago, Illinois 60674
     Attention:  Purchaser Agent-Amsterdam
     Telephone Number:  (312) 904-6263
     Telecopy Number:  (312) 904-6376


Acknowledged and agreed to as of the date first written above:

[Name of Bank]


By:___________________________
Title:__________________________

Address for notice:

     _______________________________
     _______________________________
     _______________________________

                                                       Annex A to
                                                  Lock-Box Letter

[Name of Bank]


     Re:   Crompton & Knowles Receivables Corporation
                 Lock Box Numbers ______________
              Lock-Box Account Number ____________

Ladies and Gentlemen:

     Reference is made to the letter agreement dated _________________ (the "Letter Agreement") among [Name of Originator], Crompton & Knowles Receivables Corporation, the undersigned, as Agent, and you concerning the above-described lock-boxes and lock-box account (collectively, the "Accounts"). We hereby give you notice that a "Termination Event" has occurred and is continuing under the Receivables Sale Agreement (as defined in the Letter Agreement) and of our assumption of dominion and control of the Accounts as provided in the Letter Agreement.

     We hereby instruct you not to permit any other party to have access to the Accounts and to make all payments to be made by you out of or in connection with the Accounts directly to the undersigned upon our instructions, at our address set forth above.

                                Very truly yours,

                                ABN AMRO Bank N.V.


                                By:
                                  Title:


                                By:
                                  Title:

cc:  Crompton & Knowles Receivables Corporation


                            Exhibit I

                  To Receivables Sale Agreement

                     Compliance Certificate

To:  ABN AMRO Bank N.V., as Agent, and
     each Purchaser

     This Compliance Certificate is furnished pursuant to Section 5.1(a)(iii) of the Amended and Restated Receivables Sale Agreement, dated as of January 18, 2002 (as amended, supplemented or otherwise modified through the date hereof, the "Sale Agreement"), among Crompton & Knowles Receivables Corporation (the "Seller"), Crompton Corporation (the "Initial Collection Agent"), the liquidity providers from time to time party thereto (collectively, the "Liquidity Providers"), Amsterdam Funding Corporation ("Amsterdam") and ABN AMRO Bank N.V., as the provider of the program letter of credit (the "Enhancer" and together with the Liquidity Providers and Amsterdam, the "Purchasers"), and ABN AMRO Bank N.V. as agent for the Purchasers (in such capacity, the "Agent"). Terms used in this Compliance Certificate and not otherwise defined herein shall have the respective meanings ascribed thereto in the Sale Agreement.

     The undersigned hereby represents, warrants, certifies and confirms that:

           1.    The  undersigned  is a duly  elected  Designated
     Financial Officer of the undersigned.

           2. Attached hereto is a copy of the financial statements described in Section 5.1(a)(i) or 5.1(a)(ii) of the Sale Agreement.

           3. The undersigned has reviewed the terms of the Transaction Documents and has made, or caused to be made under his/her supervision, a detailed review of the transactions and the conditions of the Seller and each Originator during and at the end of the accounting period covered by the attached financial statements.

           4. The examinations described in paragraph 3 hereof did not disclose, and the undersigned has no knowledge of, the existence of any condition or event which constitutes a Potential Termination Event, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below.

          5. Based on the examinations described in paragraph 3 hereof, the undersigned confirms that the representations and warranties contained in Article IV of the Sale Agreement are true and correct as though made on the date hereof, except as set forth below.

     Described below are the exceptions, if any, to paragraphs 4 and 5 listing, in detail, the nature of the condition or event, the period during which it has existed and the action the undersigned has taken, is taking or proposes to take with respect to each such condition or event:







     The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this ____ day of ___________, 200__.

                                [Name of Seller or Originator]



                                By:
                                  Designated Financial Officer

                            Exhibit J

                  Credit and Collection Policy
_______________________________
*    calculated in accordance with Section 2.2.